UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

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Cavco Industries, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

On June 21, 2022, Cavco Industries, Inc. (the “Company”) filed with the Securities and Exchange Commission its definitive proxy statement for the 2022 Annual Meeting of Stockholders to be held on August 2, 2022 at 9:00 a.m. (local time) (the “Original Proxy Statement”). This revised definitive proxy statement (this “Revised Proxy Statement”) amends and replaces the Original Proxy Statement. The Revised Proxy Statement is filed solely to correct certain information stated in the Proxy Statement relating to the Company’s Environmental Responsibility disclosure. Specifically, the final sentence of the second paragraph of the Environmental Responsibility disclosure on page 13 of the Proxy Statement is restated as follows: Approximately 5,000 homes produced in fiscal year 2022 have been energy efficient certified. This Revised Proxy Statement will be distributed to our stockholders in lieu of the Original Proxy Statement.

Cavco™

2022 PROXY STATEMENT

10250
Cavco
PARK MODELS & CABINS

Cavco 2022 Proxy Statement

To our Valued Shareholders:

Another outstanding financial year has been logged by Cavco Industries, Inc., (“Cavco”). As always, Cavco thanks you for your sustained interest and support in the company. I am pleased to invite you to attend Cavco’s 2022 Annual Meeting of Shareholders, scheduled for August 2, 2022. It will be held at Cavco’s corporate offices located at 3636 North Central Avenue, Phoenix, Arizona 85012. The meeting will begin promptly at 9:00 AM Local Time.

For Cavco, FY2022 was a year of extraordinary achievements that were accomplished despite the continued COVID-19 health crisis gripping the nation and an ever-changing economic environment. The Board of Directors congratulates Cavco’s management team for being proactive and strategic as it confronted increased interest rates, a dynamic supply chain and challenges associated with economically sourcing building materials for its operations.

Despite being confronted with these business obstacles throughout the year, Cavco still recorded increased revenue and earnings growth for the twelfth straight year. In addition, Cavco continued to invest in capital improvements at its facilities, completed two strategic acquisitions, conducted a stock repurchase program for the benefit of its shareholders, increased employee hourly wages and enhanced paid personal time off benefits. Overall, a tremendous year for the company, its employees and shareholders that should be celebrated.

Last year Cavco issued its inaugural Corporate Responsibility Report (“CRR”) that set forth the company’s commitment to Environmental, Social and Governance (“ESG”) best practices. The CRR highlighted Cavco’s ESG philosophy as well as notable developments and business objectives. The Board and management are fully aligned regarding the importance of Cavco’s continued improvement in this area. Management is committed to continue working with key stakeholders regarding development of initiatives that support environmental sustainability, employee safety, workforce development and contributions to the communities Cavco serves.

The attached Notice of Annual Meeting of Shareholders and Definitive Proxy Statement provides all the requisite information concerning all business to be conducted at the meeting. It also describes how the Board operates, gives information about the Director candidates and provides the other items of business to be conducted at the meeting.

Your vote is extremely important and Cavco encourages all Shareholders to be represented at the meeting. Please vote your shares using the Internet, telephone or enclosed proxy card.

On behalf of the Cavco Board of Directors and all Cavco employees, thank you for being a Cavco shareholder. Due to management’s exceptional leadership, we remain extremely excited about the company’s current business direction and the potential opportunities that the upcoming fiscal year holds for the benefit of our shareholders.

Sincerely,

Steven G. Bunger Chairman of the Board of Directors
June 21, 2022

Notice of Annual Meeting of Shareholders of Cavco Industries, Inc.

Meeting Information

Date:  August 2, 2022

Time:  9:00 AM Local Time

Place: Cavco Industries, Inc.

            3636 North Central Avenue

            Phoenix, Arizona 85012

Voting Information

To ensure representation of your shares at the annual meeting, you must vote in the manner described within the accompanying proxy by:

Items of Business:
	1.	To elect three Directors to the Class I Director group to serve until the Annual Meeting of Shareholders in 2025, or until their successors have been elected and qualified;
	2.	To approve the compensation of the Company’s named executive officers on an advisory basis;
	3.	To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for fiscal year 2023; and
	4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

(1) Telephone;	Annual Report: The Company’s Annual Report is enclosed and may also be viewed on the Company’s website at
(2) The Internet; or	https://investor.cavco.com/annualmeeting

(3) Mail.	Who Can Vote: You can vote if you were a shareholder of record at the close of business on June 3, 2022.

The deadline for voting by telephone or online is 11:59 PM (EDT) on August 1, 2022. If voting by mail, all proxies must be received before the annual meeting.	By Order of the Board of Directors

Mickey R. Dragash Executive Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer

Cavco Industries, Inc. 2022 Proxy Statement

Cavco Industries, Inc.	www.cavco.com i

CAVCO INDUSTRIES, INC.

PROXY STATEMENT

Annual Meeting of Shareholders to be held August 2, 2022

Proxy Summary

The accompanying proxy, mailed together with this definitive proxy statement (collectively, the “proxy”), is solicited by and on behalf of the Board of Directors (the “Board”) of Cavco Industries, Inc. (“Cavco” or the “Company”), a Delaware corporation, for use at the Annual Meeting of Shareholders (the “annual meeting”) of Cavco to be held on August 2, 2022, at 9:00 AM Local Time, and at any adjournment thereof. The mailing address of the Company’s corporate office is: 3636 North Central Avenue, Suite 1200, Phoenix, Arizona 85012.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON AUGUST 2, 2022:

The notice of meeting, proxy statement, annual report and proxy card are available at www.proxyvote.com.

Purposes of the Annual Meeting

At the annual meeting, the Company will ask its shareholders to:

Proposals and Board Recommendations		BOARD RECOMMENDATION	PAGE REFERENCE

1.	Elect three Class I Directors to serve until the Annual Meeting of Shareholders in 2025, or until their successors have been elected and qualified;	FOR	4
2.	Approve the compensation of the Company’s named executive officers on an advisory basis; and	FOR	21
3.	Ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for fiscal year 2023.	FOR	42

Our Board does not know of any additional matters that may be acted upon at the annual meeting other than those matters set forth above.

This proxy will be available on the Internet, and the Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to shareholders, beginning on or about June 21, 2022.

YOUR VOTE IS IMPORTANT! YOU ARE URGED TO VOTE YOUR PROXY PROMPTLY BY MAIL, TELEPHONE OR VIA THE INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Cavco Industries, Inc.	www.cavco.com 1

Stock Ownership

Unless otherwise stated, the following table sets forth information with respect to the Company's Common Stock beneficially owned as of June 3, 2022 or, in respect of any 5% Holder (as defined below), the date of such holder's most recent Schedule 13D or Schedule 13G filed with the Securities and Exchange Commission (“SEC”) on or before June 3, 2022, by: (a) persons that, to the Company's knowledge, were the beneficial owners of more than 5% of the Company's outstanding Common Stock (“5% Holders”); (b) each current Director and director nominee of the Company; (c) each of the executive officers named in the Summary Compensation Table in this Proxy Statement (“NEO”); and (d) all Directors and executive officers of the Company as a group. Except where specifically noted in the table, all the shares listed for a person or the group are directly held by such person or group members, with sole voting and dispositive power. The percentages of class amounts set forth in the table below are based upon 8,893,212 shares of common stock outstanding on June 3, 2022, net of treasury shares.

	Cavco Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

5% Holders(1)
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	1,419,531	15.96%
T. Rowe Price Associates, Inc.(3) 100 East Pratt Street Baltimore, MD 21202	884,531	9.95%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	733,094	8.24%
Joseph H. Stegmayer(5) 1501 East Victor Hugo Avenue Phoenix, AZ 85022	566,777	6.37%
Wellington Management Group LLP(6) 280 Congress Street Boston, MA 02210	502,515	5.65%
Directors, Director Nominees and Named Executive Officers(7)
Allison K. Aden	-	*
Paul W. Bigbee	227	*
Susan L. Blount	9,200	*
William C. Boor	56,505	*
Steven G. Bunger	14,600	*
Brian R. Cira	845	*
Mickey R. Dragash	5,223	*
David A. Greenblatt	30,150	*
Richard A. Kerley	9,200	*
Steven W. Moster	1,250	*
Matthew A. Niño	1,710	*
Simone L. Reynolds	414	*
Julia W. Sze	1,850	*
All directors, director nominees and all executive officers of Cavco as a group (16 individuals)	145,662	1.62%

*	Less than 1%.

2 2022 Proxy Statement

Stock Ownership

(1)	The Company makes no representations as to the accuracy or completeness of the information in the filings reported in footnotes (2) – (6) hereunder.
(2)

Information regarding BlackRock, Inc. (“BlackRock”) is based solely upon a Schedule 13G/A filed with the SEC on January 27, 2022. BlackRock reported having sole voting power with respect to 1,408,425 shares and sole dispositive power with respect to 1,419,531 shares.

(3)

Information regarding T. Rowe Price Associates, Inc. (“T. Rowe”) is based solely upon a Schedule13G/A filed with the SEC on February 14, 2022. T. Rowe reported having sole voting power with respect to 274,403 shares and sole dispositive power with respect to 884,531 shares.

(4)

Information regarding The Vanguard Group (“Vanguard”) is based solely upon a Schedule 13G/A filed with the SEC on February 9, 2022. Vanguard reported that it possessed sole dispositive power with respect to 733,094 shares, shared voting power with respect to 14,317 shares and shared dispositive power with respect to 21,909 shares.

(5)

On June 7, 2022, the Company mailed correspondence to Mr. Stegmayer seeking confirmation of his current Cavco holdings but to date the Company has not received a response from him. The Company is providing the equity amounts it has on record but makes no representation as to the accuracy of the numbers.

(6)

Information regarding Wellington Management Group LLP, Wellington Group Holdings, LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP (collectively, “Wellington”) is based solely upon a Schedule 13G/A filed with the SEC on February 4, 2022. Wellington reported that it possessed shared voting power with respect to 436,324 shares and shared dispositive power with respect to 502,515 shares.

(7)	The address of listed shareholders is c/o 3636 North Central Avenue, Suite 1200, Phoenix, Arizona 85012. The amounts include the following:

(i) shares that may be acquired upon exercise of stock options within 60 days of June 3, 2022: Mr. Bigbee – 174 shares; Ms. Blount – 7,500 shares; Mr. Boor – 42,428 shares; Mr. Bunger – 12,000 shares; Mr. Cira – 750 shares; Mr. Dragash – 4,554 shares; Mr. Greenblatt – 16,000 shares; Mr. Kerley – 7,500 shares; Mr. Niño – 1,653 shares; and all Directors, Director nominees and executive officers of Cavco as a group (16 individuals) – 106,636 shares;

(ii) shares that may be acquired upon vesting of restricted stock units within 60 days of June 3, 2022: Ms. Blount – 450 shares; Mr. Boor – 379 shares; Mr. Bunger – 600 shares; Mr. Greenblatt – 450 shares; Mr. Kerley – 450 shares; Mr. Moster – 450 shares; Ms. Sze – 450 shares; and all Directors, Director nominees and executive officers of Cavco as a group (16 individuals) – 3,229 shares; and

(iii) shares to be acquired upon retirement from the Board under a restricted stock unit deferral election: Mr. Greenblatt – 1,250 shares.

Cavco Industries, Inc.	www.cavco.com 3

PROPOSAL NO. 1:

Election of Directors

The Company’s Restated Certificate of Incorporation and Third Amended and Restated Bylaws (the “Bylaws”) provide for the division of the Board into three classes, with the Directors in each class holding office for staggered terms of three years each. Each class of Directors is to consist, as nearly as possible, of one-third of the total number of Directors constituting the entire Board. There are presently three Directors in Class I whose terms expire at the 2022 annual meeting. Each Director holds office until his or her successor has been elected and qualified or until the Director’s resignation or removal.

Mr. Greenblatt, Mr. Kerley and Ms. Sze, members of the Board whose terms expire at the annual meeting, will stand for re-election. They have been nominated for service as Directors by our Corporate Governance and Nominating Committee, and the full Board pursuant to the procedures described under “Director Compensation—Director Nominating Process” herein. Unless contrary instructions are indicated in the proxy, it is intended that the shares represented by the accompanying proxy will be voted for the election of these nominees or, if a nominee becomes unavailable (which the Company does not anticipate), for such substitute nominee as the Board shall designate.

In order to be elected as a Director, a nominee must receive an affirmative vote of the majority of votes cast with respect to that Director nominee’s election, which means the number of votes cast “FOR” a Director nominee’s election must exceed the number of votes cast “AGAINST” that Director nominee’s election.

Recommendation of the Board

The Board recommends that the shareholders vote “FOR” the election of Mr. Greenblatt, Mr. Kerley and Ms. Sze to serve as Class I Directors until the 2025 Annual Meeting.

4 2022 Proxy Statement

Proposal No. 1: Election of Directors

Nominees for Director Standing for Election in Class I

Age 60 Director since October 2008 Committees: Audit, Corporate Governance and Nominating (Chair), Legal and Compliance Oversight

David A. Greenblatt

Mr. Greenblatt is Chairman of our Corporate Governance and Nominating Committee and a member of our Audit Committee and our Legal and Compliance Oversight Committee. Mr. Greenblatt is the retired Senior Vice President and Deputy General Counsel for Eagle Materials, Inc. (“Eagle Materials”) (NYSE: EXP), a company specializing in construction products and building materials headquartered in Dallas, Texas, where he worked from 2005 to 2012. He currently is a licensed practicing attorney in Texas and is the President of White Sand Investments, LLC, a privately-held real estate investment and management company. From 2000 to 2002, he was Senior Vice President – Mergers & Acquisitions for Eagle Materials. Mr. Greenblatt also held various roles with Centex Corporation (“Centex”) (NYSE: CTX), a Dallas based homebuilder (now a part of PulteGroup, Inc.) (NYSE: PHM), including Vice President and General Counsel of its Investment Real Estate Group, Vice President and Assistant General Counsel of Centex and General Counsel of Cavco. Prior to joining Centex, Mr. Greenblatt was an associate in the corporate and securities group at the law firm of Hughes & Luce, LLP (now K&L Gates, LLP) in Dallas.

Qualifications: In addition to his executive management and legal experience, Mr. Greenblatt brings to the Company’s Board his knowledge of the Company and industry by having served as the Company’s General Counsel while he was employed by Centex.

Age 72 Director since February 2019 Committees: Audit (Chair), Corporate Governance and Nominating, Legal and Compliance Oversight

Richard A. Kerley

Mr. Kerley is Chairman of our Audit Committee, a member of our Corporate Governance and Nominating Committee and a member of our Legal and Compliance Oversight Committee. Since 2010, Mr. Kerley has been a Director with ModivCare Inc. (Nasdaq: MODV), formerly known as The Providence Service Corporation (Nasdaq: PRSC), a technology-enabled healthcare services company that provides a platform of integrated supportive care solutions for public and private payers and their patients., where he serves as Audit Committee Chairman and Compensation Committee Chairman. From 2014 until May 31, 2019, Mr. Kerley was a Director of The Joint Corp. (Nasdaq: JYNT), a rapidly growing franchisor and operator of chiropractic clinics, where he served as Compensation Committee Chairman and a member of the Audit Committee. From 2008 to 2014, he was Chief Financial Officer and a Director of Peter Piper, Inc., a privately held pizza and entertainment restaurant chain until it was acquired by CEC Entertainment, Inc. in 2014. From 2005 to 2008, Mr. Kerley was Chief Financial Officer of Fender Musical Instruments Corporation, a privately held manufacturer and wholesaler of musical instruments and equipment. Mr. Kerley spent over 30 years at Deloitte & Touche LLP, a multinational accounting and professional services firm, where he served as an audit partner from 1981 to 2005.

Qualifications: Mr. Kerley brings to our Board valuable insight with his extensive audit, financial and operational expertise.

Age 55 Director since May 2019 Committees: Audit and Compensation

Julia W. Sze

Ms. Sze is a member of our Audit Committee and a member of our Compensation Committee. Ms. Sze is a Chartered Financial Analyst charterholder with over 25 years of experience in the investment management field. She has been an Impact Investment Strategy Advisor with Julia W. Sze Consulting, since 2017. From 2004 until 2011, Ms. Sze served as Chief Investment Officer for families and foundations at two major U.S. banks. From 1991 until 2003, she was a fundamental analyst and portfolio manager leading funds in the Asia Pacific equity markets. Since 2018, Ms. Sze has been a lecturer at UC Berkeley’s Haas School of Business and in 2022, she joined the faculty at the University of New Mexico’s Anderson School of Management. At both business schools, she teaches sustainable investment management and impact investing. Ms. Sze serves as a director of Tern Bicycles, a privately-held, Taiwan-based urban transport business with sales across the globe. Ms. Sze previously served as a member of the Board of Directors and Chair of the Assets and Liabilities Committee of New Resource Bank (OTC: NRBC) from 2016 until it merged with Amalgamated Bank in 2017. From 2006 to 2017, Ms. Sze served on the Investment Committee and Board of Trustees of the Marin Community Foundation that manages over $5 billion in philanthropic capital on behalf of donors.

Qualifications: Ms. Sze brings to our Board significant experience in strategic planning, financial oversight and business development as well as best practices in sustainability and corporate governance.

Cavco Industries, Inc.	www.cavco.com 5

Proposal No. 1: Election of Directors

Continuing Directors

Class II Directors

Terms Expiring in 2023

Age 64 Director since January 2019 Committees: Compensation, Corporate Governance and Nominating, Legal and Compliance Oversight (Chair)

Susan L. Blount

Ms. Blount is the Chair of our Legal and Compliance Oversight Committee and a member of the Compensation Committee and the Corporate Governance and Nominating Committee. From 2005 to 2015, Ms. Blount served as Senior and then Executive Vice President and General Counsel for Prudential Financial, Inc. (“Prudential”) (NYSE: PRU), a leading provider of insurance, retirement and asset management products and services. In that role, Ms. Blount led Prudential’s global law, compliance, business ethics and external affairs functions. Since 2016, she has served as adjunct professor at the University of Texas School of Law (“Texas Law”). She is a founding member of Texas Law’s Center for Women in Law where she served as Interim Executive Director from March 2019 to January 2020. Since April 2021, Ms. Blount has served as a Director of CS Disco, a legal technology company that applies artificial intelligence and cloud computing to help lawyers and legal teams.

Qualifications: Ms. Blount brings to our Board significant experience in corporate governance, risk management, executive compensation, legal, compliance, strategy, insurance and financial services.

Age 56 Director since July 2008 Committees: None

William C. Boor

Mr. Boor is the President and Chief Executive Officer (“CEO”) of Cavco, commencing on April 15, 2019 and has been a member of Cavco’s Board since July 2008. Mr. Boor was previously CEO of Great Lakes Brewing Company, a large craft brewing company based in Cleveland, Ohio, a position he had held since September 2015. From December 2014 to September 2015, Mr. Boor was principal of MIB Holding Co LLC (“MIB Holdings”), a mining development company. From 2007 to 2014, Mr. Boor served in various executive positions with Cliffs Natural Resources, Inc. (“Cliffs”), including Executive Vice President for Corporate Development, Chief Strategy & Risk Officer and President of Ferroalloys. Prior to his employment with Cliffs, Mr. Boor held key leadership roles at American Gypsum, Centex, Weyerhaeuser Co. (NYSE: WY) and Procter & Gamble Co. (NYSE: PG).

Qualifications: Mr. Boor brings to our Board diverse experience in financial management, investor relations, management, manufacturing, marketing, and process engineering, and is our President and CEO.

6 2022 Proxy Statement

Proposal No. 1: Election of Directors

Continuing Directors

Class III Directors

Terms Expiring in 2024

Age 61 Chairman of the Board since April 2019; Director since April 2004 Committees: None

Steven G. Bunger

Mr. Bunger is our Non-Executive Chairman of the Board. Since 2014, Mr. Bunger has served as President and CEO of Pro Box Portable Storage, Inc., a provider of portable storage solutions in Arizona, Oklahoma and Colorado. From 2001 to 2012, he served as Chairman of the Board of Mobile Mini, Inc. (“Mobile Mini”), one of the nation’s largest providers of portable storage containers and mobile offices in the U.S., Canada and the U.K. Mr. Bunger joined Mobile Mini in 1983 and served as the President and CEO from 1997 to 2012. He also held numerous executive roles with Mobile Mini including Vice-President of Operations and Marketing and Executive Vice President and Chief Operating Officer.

Qualifications: Mr. Bunger brings to the Company’s Board a breadth of operational, managerial and marketing experience from running one of the world’s leading providers of portable storage solutions. Additionally, Mr. Bunger has extensive acquisition experience which he uses to guide the Company’s management and Board in evaluating growth opportunities.

Age 52 Director since January 2020 Committees: Compensation (Chair)

Steven W. Moster

Mr. Moster is Chairman of our Compensation Committee. Since 2014, Mr. Moster has served as the CEO and Executive Director of Viad Corp (“Viad”) (NYSE: VVI). He has served in various executive management roles within Global Experience Specialists (a division of Viad) including Executive Vice President– Chief Sales & Marketing Officer from 2008 to February 2010, Executive Vice President– Products and Services from 2006 to 2008 and Vice President– Products & Services Business from 2005 to 2006. Prior to his work at Viad, Mr. Moster was an Engagement Manager for McKinsey & Co., a top-tier management consulting firm, in Atlanta, and a Research Scientist with Kimberley-Clark Corporation (NYSE: KMB), a Fortune 500 company, also in Atlanta.

Qualifications: Mr. Moster brings to our Board successful experience leading a well-established public company, executing growth strategies and improving operating efficiencies.

Cavco Industries, Inc.	www.cavco.com 7

Proposal No. 1: Election of Directors

Board Experience and Expertise

Skills Matrix

Our directors collectively possess the expertise, leadership skills, and diversity of experiences and backgrounds to oversee management’s execution of its growth strategy and protect long-term shareholder value. The skills matrix below summarizes the qualifications of our directors and more detailed information can be found in the director biographies above.

Director	Senior Leadership	Industry	Manufacturing	Operations	Risk Management	Legal	Finance	ESG* Expertise

S. Bunger	•	•	•	•	•		•	G
S. Blount	•			•	•	•	•	SG
W. Boor	•	•	•	•	•		•	ESG
D. Greenblatt	•	•	•	•	•	•	•	G
R. Kerley	•		•	•	•		•	G
S. Moster	•			•	•		•	G
J. Sze	•		•	•	•		•	ESG

* Environmental (“E”), Social (“S”) and Governance (“G”) (collectively, “ESG”).

8 2022 Proxy Statement

Director Compensation

Directors who are also officers or employees of the Company do not receive any special or additional remuneration for service on the Board. In fiscal year 2022, we compensated our Directors as follows:

•	All non-employee Directors receive an annual cash retainer of $65,000, except for the Chairman of the Board, who receives $90,000.
•	Committee fees are paid quarterly in cash. Retainers are differentiated by role and committee:
-	Audit Committee: Chair $20,000 and Member $10,000
-	Compensation, Corporate Governance and Nominating and Legal and Compliance Oversight committees: Chair $15,000 and Member $7,500
•

Except for the Chairman, who receives an annual equity award of $140,000 in restricted stock units (“RSUs”), all Non-employee Directors are granted $100,000 in value of RSUs that vest 100% upon the anniversary of the grant date (or next shareholder meeting, if earlier). The number of shares to be granted are calculated using the closing price of the Company’s stock on the date of grant and rounded up to the nearest 50 shares.

•

Cash retainers are prorated if a Director serves less than a full year. New non-employee Directors receive a pro-rated amount of RSUs to reflect the period from appointment to the next annual meeting of shareholders.

•	All Board members are reimbursed for reasonable travel expenses to attend Board and Committee meetings.

The following table provides information regarding compensation paid to each non-employee Director during the fiscal year ended April 2, 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Susan L. Blount	95,000	108,729	203,729
Steven G. Bunger	90,000	144,972	234,972
David A. Greenblatt	97,500	108,729	206,229
Richard A. Kerley	100,000	108,729	208,729
Steven W. Moster	80,000	108,729	188,729
Julia W. Sze	82,500	108,729	191,229

(1)	Amounts in this column represent the fair value of the RSUs granted based on the closing price of the Company’s stock on the grant date.

The aggregate number of unvested RSUs held by the directors as of April 2, 2022 were as follows: Ms. Blount – 450 RSUs; Mr. Bunger – 600 RSUs; Mr. Greenblatt – 450 RSUs; Mr. Kerley – 450 RSUs; Mr. Moster – 450 RSUs; and Ms. Sze – 450 RSUs.

The aggregate number of unexercised options held by the directors as of April 2, 2022 were as follows: Ms. Blount – options to purchase 10,000 shares; Mr. Bunger – options to purchase 12,000 shares; Mr. Greenblatt – options to purchase 16,000 shares; and Mr. Kerley – options to purchase 10,000 shares.

Cavco Industries, Inc.	www.cavco.com 9

Director Compensation

Board and Committee Meetings

Meeting Participation

The Board held eight meetings during fiscal year 2022. Each Director attended at least 75% of the combined total of (i) all Board meetings and (ii) all meetings of Board committees of which the Director was a member (during the periods for which he or she served on the Board and such committees). The non-employee Directors met regularly in executive sessions during fiscal year 2022.

Committee Composition

The Board has the following four standing committees: (1) Audit; (2) Compensation; (3) Corporate Governance and Nominating; and (4) Legal and Compliance Oversight. Each committee operates under a written charter adopted by the Board and reviewed by the Board at least annually. Each committee charter is posted on our website at https://investor.cavco.com/general-documents. Messrs. Boor and Bunger are not members of any of Cavco’s committees. Additional information regarding each of the current committees and their composition as of the mailing date of this Proxy Statement appear in the table below:

DIRECTOR NAME	AUDIT COMMITTEE	COMPENSATION COMMITTEE	CORPORATE GOVERNANCE AND NOMINATING COMMITTEE	LEGAL AND COMPLIANCE OVERSIGHT COMMITTEE

Susan L. Blount				CHAIR
David A. Greenblatt			CHAIR
Richard A. Kerley*	CHAIR
Steven W. Moster		CHAIR
Julia W. Sze

* Audit Committee Financial Expert

Audit Committee

MEMBERS	KEY RESPONSIBILITIES

Richard A. Kerley*, Chair David A. Greenblatt Julia W. Sze *Audit Committee Financial Expert	•	Oversees the integrity of the Company’s financial statements;
	•	Approves all fees related to audit and non-audit related services provided by the independent accounting firm;
	•	Has the sole authority to appoint, retain, terminate and determine the compensation of the Company’s independent registered public accounting firm;
	•	Oversees the systems of internal accounting and financial controls;
•

Meets with the Company’s independent registered public accounting firm outside the presence of management to discuss financial reporting, including internal accounting controls and policies and procedures;

THE COMMITTEE HELD FOUR MEETINGS DURING FISCAL YEAR 2022.	•	Reviews annual internal audit plan, including a fraud risk assessment;
	•	Reviews certain financial disclosures;
	•	Reviews and implements the Code of Conduct;
	•	Oversees the Company’s “whistle blower” procedures;
	•	Reviews and approves all related-party transactions; and
•

Focuses on qualitative aspects of financial reporting to the shareholders of the Company as well as the Company’s processes to manage business, financial and compliance with significant applicable legal, ethical and regulatory requirements.

10 2022 Proxy Statement

Director Compensation

The Board has determined that Mr. Kerley, the Chair of the Audit Committee, qualifies as an audit committee financial expert under SEC rules and has the accounting or related financial-management expertise required under the Nasdaq rules. The attributes of Mr. Kerley that qualify him as an audit committee financial expert are set forth in his biography and qualifications under the heading “Proposal No. 1: Election of Directors — Nominees for Director Standing for Election in Class I.” In addition, each member of the Audit Committee is “independent” under the additional independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Nasdaq rules applicable to audit committees. No Audit Committee member serves on the audit committee of more than two other public companies.

Prior to each quarterly earnings release, the Audit Committee met with management and the Company’s internal auditors to review the financial results.

Compensation Committee

MEMBERS		KEY RESPONSIBILITIES

Steven W. Moster, Chair Susan L. Blount Julia W. Sze	•	Oversight of the Company's overall compensation structure, policies and programs;
	•	Reviews and approves individual and overall company goals and objectives related to executive compensation as well as evaluates executive performance in light of those goals;
	•	Administers the company’s equity incentive plans, approving any proposed amendments or modifications;
THE COMMITTEE HELD FIVE MEETINGS DURING FISCAL YEAR 2022.	•	Reviews and approves compensation arrangements with executive officers of the Company;
	•	Oversees the Company’s stock ownership guidelines;
	•	Provides Compensation Committee reports for inclusion in appropriate regulatory filings; and
	•	May engage a compensation consultant of its choice and terminate the engagement at any time while determining the breadth and scope of the external compensation consultant’s services.

Each member of the Compensation Committee is “independent” under the additional independence requirements of Exchange Act Rule 10C-1 and the Nasdaq rules applicable to compensation committees. Additionally, each member meets the non-employee director requirements of Rule 16b-3 under the Exchange Act.

Corporate Governance and Nominating Committee

MEMBERS		KEY RESPONSIBILITIES

David A. Greenblatt, Chair Susan L. Blount Richard A. Kerley	•	Identifies:
(1) Director candidates for its recommendation to the Board for election for the Company’s next annual meeting or to fill vacancies; and
(2) Candidates that it recommends to the Board for appointment as the Chairman of the Board.
	•	Develops and recommends the Company’s Corporate Governance Guidelines
	•	Oversees the effectiveness of the Company’s governance practices;
THE COMMITTEE HELD FOUR MEETINGS DURING FISCAL YEAR 2022.	•	Responds to shareholder requests and inquiries;
	•	Reviews and recommends Director training initiatives and reviews Director onboarding process;
	•	Oversees the annual evaluation of the Board and its committees;
	•	Makes recommendations to the Board related to the compensation of non-employee directors and monitors the talent management and succession planning program for executive management; and

	•	Considers nominations for the Board from shareholders, as described under “Director Nominating Process.”

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Director Compensation

Each member of the Corporate Governance and Nominating Committee is “independent” under the independence requirements of the Nasdaq rules applicable to nominating committees.

Legal and Compliance Oversight Committee

MEMBERS		KEY RESPONSIBILITIES

Susan L. Blount, Chair David A. Greenblatt Richard A. Kerley	•	Assists the Board with the oversight of:
(1) regulatory, compliance, policy and legal matters as well as related risks, both current and emerging, at the local, state and federal levels that might impact the Company’s business; and
(2)

ensuring that the Company identifies, prioritizes and effectively mitigates key risks including, but not limited to, legal and regulatory requirements related to corporate governance, data security, labor and employment and operational effectiveness; and

THE COMMITTEE HELD FOUR MEETINGS DURING FISCAL YEAR 2022.
	•	Directs the Company’s implementation of legal and compliance related policies and procedures.

The Legal and Compliance Oversight Committee is comprised entirely of non-management Directors.

Annual Meeting Attendance

All Board members are expected to attend the Company’s annual meeting, unless an emergency or unavoidable conflict prevents them from doing so. All Directors then serving attended the Company’s 2021 annual meeting held on August 5, 2021.

Environmental, Social and Corporate Governance

Commitment to Sustainability

The Company is a leading designer and builder of systems-built structures including manufactured homes, modular homes, commercial buildings, park model RVs and vacation cabins. The Company operates 26 manufacturing production lines across the nation, which build some of the most widely recognizable brand names within the factory-built housing industry. The Company is committed to providing quality, energy-efficient housing at affordable prices in an environmentally sensitive manner, with a well-trained and well treated workforce and a sound approach to corporate governance.

Board and Senior Management Oversight

In fiscal 2022, the Board took an increasingly active role in overseeing the initiatives the Company’s senior management is undertaking to integrate ESG principles in its strategy and operations. The Company believes a robust approach to ESG will strengthen manufacturing excellence, enhance our employee and customer experience, serve the communities where we do business and increase long-term shareholder value.

One of the processes we implemented in fiscal 2022 to increase the focus on ESG priorities was creating a cross-functional working group of subject matter experts and business leaders to design and lead ESG initiatives and monitor their effectiveness. Some examples of specific focus areas include safety, benefits enhancement, waste reduction, recycling efforts and local volunteering programs.

The Company’s ESG strategy is more fully set forth in its updated Corporate Responsibility Report (“CRR”) which can be found at https://investor.cavco.com/general-documents/

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Director Compensation

Environmental Responsibility

Our business is inherently more environmentally responsible than site-built construction, and we intend to keep innovating to increase the energy efficiency of our homes and reduce waste from our manufacturing processes.

Our focus on improving the environmental performance of our homes involves both design enhancements and choice of renewable materials. Our homes include environmentally-friendly features such as high indoor air quality, specially designed ventilation systems and energy-efficient envelopes. Many of our U.S. manufacturing facilities are certified to produce Energy Star® energy efficient rated homes through a special EPA program for manufactured housing. Approximately 5,000 homes produced in fiscal year 2022 have been energy efficient certified.

One example of the Company’s commitment to the environmental sustainability of our production processes is the installation of the modern and efficient solar panels on our new Glendale, Arizona factory. This state-of-the-art solar energy system will supply approximately 60% of the total electrical usage of this facility and reduce its carbon footprint by an estimated 1,642 metric tons annually. We are currently evaluating other renewable energy opportunities for our other production facilities.

Social Impact

The Company has an ongoing focus to continually improve its culture and talent management practices through the implementation of Human Capital Management (“HCM”) reporting and practices. The Company is committed to pay equity and regularly reviews its compensation model to provide fair and inclusive pay practices throughout the business. The Company recently initiated two new leadership training programs, called “Navigate” and “Ignition”, for employees in supervisory roles to enhance communication and other critical management skills to improve the oversight and motivation of the workforce. The Navigate program is designed for supervisors and team leads in our manufacturing operations and the Ignition program is geared toward members of the manufacturing and corporate leadership group. To date, 249 employees have completed the Navigate program and 108 employees have completed Ignition training.

The health and wellness of the Company’s employees is a top priority and in recognition of this the Company aims to provide a robust health and wellness package. The Company regularly updates its benefits plans to remain competitive and meet the needs of our diverse workforce. Components of these benefit programs include medical, dental, and vision plans; tax-advantaged flexible spending, dependent care, and health savings accounts; group life insurance; and a 401(k) program with employer match.

Employee safety continues to be a focus and we’ve expanded our approach to improving it. In 2020, our Safety and Risk Management Department engaged a third-party consulting firm to perform Safety Appraisals of our production facilities experiencing Total Recordable Incident Rates (“TRIR”) higher than the national average of our peers. Using this study and other data we began a company-wide safety initiative branded “Safety Now”. This program functions to emphasize safety awareness and provide training and incentives to create a “safety first” culture. As part of our increased safety training plan, we encourage

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Director Compensation

plant Safety Coordinators to complete an OSHA 10-hour training course and in September 2021, we hosted an OSHA 30-hour training program for 13 of our key team members.

Our safety efforts are achieving measurable results:

•	Since 2019 our TRIR has improved by 30%;
•	80% of our production facilities are below the industry average TRIR; and
•	Reduced our workers compensation experience modifier by 25% over the last three years to a level below the industry average.

The Company is also focused on making a positive impact in communities through charity and fundraising, educational sponsorship and local community development.  The Company strengthens communities by supporting volunteerism and participation in philanthropic initiatives. Our charitable efforts include:

•	Homes for Our Own – a program created to provide education and financial assistance to employees who wish to become home owners;
•	Donations of building materials and volunteer labor to charitable causes;
•	Monetary donations to dozens of local charities in the communities we serve; and
•	Financial support for the local volunteering activities of our business and operational teams across the company.

The Company believes in fairness, cooperation and equal opportunity. The Company expects its employees to conduct themselves in a mature, responsible, professional and respectful manner in the workplace. The Company and its employees work together to maintain a safe, respectful and productive workplace.

The Company fosters and embraces a diverse workforce in which employees are encouraged to respect each other. The Company’s pledge to diversity and equality encompasses its commitment to create a work environment which embraces inclusion. The Company’s goal is to champion a culture of attracting, retaining, and developing a workforce that is diverse in background, knowledge, skillset and experience. As of April 2, 2022, the Company employed approximately 6,328 employees. Women represented 21% and self-identified ethnic and racial minorities represented 49% of the Company’s workforce, respectively.

Emblematic of the Company’s approach to its employees and communities is how it responded to the COVID-19 pandemic. In March of 2020, the Company created a COVID-19 task force consisting of senior leadership meeting weekly to discuss, among other things: infection rates and related trends; proposed federal, state and local recommendations; and any substantial impacts upon the Company and its employees. This committee benefits the business by providing timely guidance on this important issue.

Culture of Governance

Cavco’s board and senior management team believe that governance is foundational to success in the long term. The Company emphasizes a culture of accountability and conducts the business in a manner that is fair, ethical and responsible. The Company also maintains robust corporate compliance and risk management programs to ensure adherence with applicable laws and regulations governing the Company’s business practices.

We have made tremendous investment in our culture of governance in recent years. We have brought new directors with new skillsets onto our board, with four of our seven directors joining since 2019. We have implemented new board practices and procedures to improve communications and controls. We separated the role of CEO and Chairman of the Board. We have increased the diversity of the board by adding two women and a person from an underrepresented group. Six of our seven directors are independent. The Board is governed by a formal Code of Conduct.

At the same time that our board has evolved, we have strengthened our management team by bringing in new talent, including CEO, CFO, Chief Accounting Officer, General Counsel and Chief Compliance Officer, and Chief Technology Officer.

The Company is subject to rigorous controls, quarterly financial reviews and annual audits. The Board actively oversees our audit, compliance and enterprise risk management practices. Both the compliance and risk management teams ensure compliance with applicable laws and regulations by coordinating with

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subject-matter experts throughout the business to identify, monitor and mitigate material risks. The Company leverages current encryption configurations and cyber-technologies systems throughout the operation, devices and third-party connections. Lastly, reviews of vendor encryption to ensure proper information security safeguards are maintained and regularly reviewed.

The Company routinely engages with our shareholders to better understand their views on ESG matters, carefully considering the feedback received and acting when appropriate. For more information, please visit our website: https://investor.cavco.com/

Cavco Industries, Inc.	www.cavco.com 15

Director Compensation

Director Nominating Process

Selection of Independent Directors

The Corporate Governance and Nominating Committee of the Board is responsible for overseeing the process of nominating individuals to stand for election as Directors.

At this year’s annual meeting, David A. Greenblatt, Richard A. Kerley and Julia W. Sze are standing for election. Mr. Greenblatt has been a member of the Board since 2008. Mr. Kerley and Ms. Sze were appointed to the Board In 2019.

Director Qualifications

In evaluating the suitability of individual nominees, nominees for Director are selected on the basis of their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties and likelihood that he/she will be able to serve on the Board for a sustained period.

Diversity

In connection with the selection of nominees for Director, the Corporate Governance and Nominating Committee gives due consideration to diversity in perspectives, backgrounds, business experiences and professional expertise among the Board members and Director nominees.

Proposals by Shareholders

The Company’s Bylaws specify the manner shareholders may make nominations for the election of Directors. Under the Bylaws, in order to bring a proposal before a meeting of shareholders, including the nomination of Directors, a shareholder must deliver timely notice of a proposal pertaining to a proper subject for presentation.

To be timely for an annual meeting, a shareholder must deliver notice not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred and twentieth (120th) day, prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of such annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company.

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Director Compensation

Board Composition and Diversity

The following charts provide information on the current composition of our Board. Ethnic diversity refers to an underrepresented minority which the Company defines as an individual who self-identifies in one or more of the following groups: African American or Black, Alaskan Native or Native American, Asian, Hispanic or Latinx, Native Hawaiian or Pacific Islander, or two or more races or ethnicities. Currently, one member of Cavco’s Board identifies as ethnically diverse.

Board Diversity Matrix (As of June 3, 2022)
Total Number of Directors		7
	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity
Directors	2	5	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	1	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	5	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

Cavco Industries, Inc.	www.cavco.com 17

Director Compensation

Other Board Matters

Director Independence

The Board has determined that all the members of the Board, other than William C. Boor who is the President and CEO of Cavco, are “independent” in accordance with: (1) the applicable requirements of the Exchange Act, and the rules adopted by the SEC; and (2) applicable Nasdaq rules.

Board Leadership Structure

The Board has adopted a policy separating the position of the Chairman of the Board from the position of President and CEO in order to align the Chairman’s role with the Company’s independent Directors and enhance the independence of the Board from management.

The Board’s Role in Risk Oversight

The Board oversees the Company’s risk profile and management’s processes for assessing and managing risks associated with the Company’s business operations and strategies. Management is responsible for the assessment and management of the Company’s risks which include the creation of appropriate risk management policies and procedures. Further, management informs the Board of the Company’s most significant risks and the proposed strategies for managing those risks.

The Board oversees the Company’s business plans. The Board also provides oversight of risk through its standing committees:

•

The Audit Committee reports to the Board regarding the adequacy of the Company’s risk management processes related to financial exposures and the steps management has taken to monitor and control such financial risks. To assist the Audit Committee in overseeing risk management, the Company’s Director of Internal Audit meets regularly with the Audit Committee, including meeting with it in executive session on a quarterly basis. The Company’s Internal Audit team provides the Audit Committee with an assessment of the Company’s financial risks, internal controls and a summary of all completed internal audits.

•

The Legal and Compliance Oversight Committee reports to the Board regarding the development and implementation of legal and compliance related programs. The General Counsel & Chief Compliance Officer directly interacts with the Legal and Compliance Oversight Committee and updates it quarterly about legal and compliance programs and processes and regulatory matters impacting the Company.

•

The Compensation Committee oversees risks associated with the compensation and incentives provided to our executive officers. The Compensation Committee negotiates and approves employment agreements, severance agreements, and compensation arrangements of our executive officers. The Compensation Committee approves all grants of equity awards to employees.

•

The Corporate Governance and Nominating Committee advises the Board and management regarding, and oversees, the Company’s governance, including the Board’s selection of directors; develops and recommends to the Board corporate governance guidelines for the Company; and oversees the evaluation of the Board.

•      The Board expects management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day operations. The Board oversees management’s assessment and management of likely areas of material risk.

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Director Compensation

Stock Ownership and Retention

To further align the interests of Cavco’s leadership with those of the shareholders as well as promote the Company’s commitment to sound corporate governance, the Company has adopted stock ownership guidelines for key executives and all non-employee Directors.

Director Stock Ownership Guidelines:

On or before the fifth full fiscal year after the year of appointment or election, Directors should own and retain the Company’s common stock equal to at least five times (5x) the annual cash retainer.

Officer Stock Ownership Guidelines:

Officers should own and retain the Company’s common stock as follows:

Executive Level	Multiplier	Time Frame

President & CEO	5x annual base salary	Within five years of appointment
Chief Financial Officer	3x annual base salary	Within five years of appointment
Executive Vice Presidents	2x annual base salary	No time requirement
Senior Vice Presidents	1x annual base salary	No time requirement
Chief Accounting Officer, Chief Information Officer, President Manufacturing, President Retail	1x annual base salary	No time requirement

Compensation Committee Interlocks and Insider Participation

Mr. Moster and Mses. Blount and Sze served as members of the Compensation Committee in fiscal year 2022. None of these individuals have ever been an employee of the Company. During fiscal 2022, none of our executive officers served on the board of directors or compensation committee of any other entity for which a member of our Board or Compensation Committee served as an executive officer.

Anti-Hedging, Anti-Pledging, No Short-Selling and No Buying or Selling of Derivatives

The Board has approved a Securities Trading Policy (“STP”) that prohibits hedging, pledging, short selling and buying or selling derivatives related to the Company’s securities. The STP does not have a hardship exemption for Directors or executive officers as it pertains to these prohibitions.

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Director Compensation

Majority Vote Policy for Director Elections

The Board has adopted a policy which provides that, if a Director up for election does not receive a majority of the votes cast, such Director shall submit an irrevocable resignation to the Corporate Governance and Nominating Committee or such other committee designated by the Board. Such committee will make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent Director, or whether other action should be taken. The Board will act on the resignation, taking into account the committee’s recommendation, and the Company will publicly disclose the Board’s determination by filing the appropriate disclosure with the SEC detailing the Board’s determination and, if such resignation is rejected, the rationale behind the decision, within 90 days following certification of the election results. The Corporate Governance and Nominating Committee or another designated committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant. If the Board accepts a Director's resignation, or if a Director nominee is not elected and the nominee is not an incumbent Director, then the Board may fill the resulting vacancy pursuant to the Company’s Restated Certificate of Incorporation and the Bylaws. This policy applies only to uncontested elections of Directors.

20 2022 Proxy Statement

PROPOSAL 2:

Advisory Vote on the Compensation of the Named Executive Officers (“NEOs”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enables the Company’s shareholders to vote on an advisory (non-binding) basis regarding the compensation of the Company’s NEOs (commonly referred to as “Say on Pay”). Consistent with the mandate of the Dodd-Frank Act, we are seeking shareholder approval, on an advisory basis, of the compensation of our NEOs as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis (“CD&A”) and the related compensation tables in this Proxy Statement). We currently present the Say on Pay advisory vote to our shareholders annually at each annual meeting of the shareholders. For a comprehensive description of our executive compensation program and philosophy, please refer to the narrative disclosures in the CD&A section of this proxy. Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote and consider the outcome when making future decisions concerning Cavco’s executive compensation program.

In deciding how to vote on this proposal the Board points out the following factors, many of which are more fully discussed in the CD&A:

•	Our executive compensation programs are designed to depend significantly on the achievement of performance goals that the Compensation Committee believes drive long-term shareholder value;
•	Our pay practices are designed not to encourage management to take unacceptable risks;
•	Our Compensation Committee reviews peer group compensation to confirm that our programs are not outside the norm among peer group companies (see the CD&A subsection “Benchmarking Methodology”); and
•	We believe the Company’s executive compensation programs are well suited to promote the Company’s objectives in both the short and long-term.

Recommendation of the Board

The Board recommends a vote “FOR” the following advisory resolution:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, Summary Compensation Table, related compensation tables, notes and narrative in this proxy.

Cavco Industries, Inc.	www.cavco.com 21

Management

EXECUTIVE OFFICERS

Our executive officers serve at the Board’s pleasure and are subject to annual appointment by the Board. Our current executive officers are as follows:

Age 56 President and Chief Executive Officer

William C. Boor

Mr. Boor is the President and CEO of Cavco, commencing April 2019 and has been a member of Cavco’s Board since July 2008. Mr. Boor was previously CEO of Great Lakes Brewing Company, a large craft brewing company based in Cleveland, Ohio, a position he had held since September 2015. From December 2014 to September 2015, Mr. Boor was principal of MIB Holding, a mining development company. From 2007 to 2014, Mr. Boor served in various executive positions with Cliffs, including Executive Vice President for Corporate Development, Chief Strategy & Risk Officer and President of Ferroalloys. Prior to his employment with Cliffs, Mr. Boor held key leadership roles at American Gypsum Company, Centex, Weyerhaeuser Co. (NYSE: WY) and Procter & Gamble Co. (NYSE: PG).

Age 61 Executive Vice President and Chief Financial Officer and Treasurer

Allison K. Aden

Ms. Aden is the Executive Vice President, Chief Financial Officer (“CFO”) and Treasurer of Cavco since August 2021. Previously she served as Executive Vice President, CFO of Diversified Technologies, an industry-leading technology solutions provider delivering innovative digital media, collaborative, broadcasting, electronic security and integrated IT solutions from July 2018 to August 2021. Prior to joining Diversified Technologies, Ms. Aden served from November 2015 to May 2018 as Executive Vice President, CFO of Schweitzer-Mauduit International, Inc. (NYSE: SWM), a leading global provider of highly engineered solutions and advanced materials for a variety of industries. Ms. Aden has also held key financial management positions with Americold Realty Trust (NYSE: COLD), Brambles Limited (ASX: BXB), LNR Property Corporation, and PRG-Schultz International (NASDAQ: PRGX). Ms. Aden is a Certified Public Accountant.

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Management

Age 54 Chief Accounting Officer

Paul W. Bigbee

Mr. Bigbee has served as Cavco’s Chief Accounting Officer since June 2020. Prior to joining the Company, he was Vice President, Financial Audit, for Caesars Entertainment, Inc., Las Vegas, Nevada, from 2018 to 2019. From 2006 to 2018, he held various positions of increasing responsibility at Starwood Hotels & Resorts, Scottsdale, Arizona, including Controller. Global Sales & Marketing, from 2017 to 2018; Global Internal Audit Leader and Corporate Audit/Timeshare, from 2014 to 2017; and Senior Director, Financial Reporting and Development Support, from 2006 to 2014.

Age 52 Executive Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer

Mickey R. Dragash

Mr. Dragash has served as our Executive Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer since February 2019. Prior to joining the Company he was Executive Vice-President, General Counsel and Corporate Secretary of Swift Transportation Company, (n/k/a Knight-Swift Transportation Holdings Inc. (NYSE: KNX)) from June 2015 to September 2017; Executive Vice-President, General Counsel and Chief Compliance Officer for Gordon Trucking, Inc. (n/k/a Heartland Express, Inc. (NASDAQ: HTLD)) from 2013 to 2015; Associate General Counsel for DHL Supply Chain Solutions (n/k/a Deutsche Post AG (OTCMKTS: DPSGY)) from 2010 to 2013; and Assistant General Counsel at Walmart Stores, Inc. (NYSE: WMT) from 2004 to 2010. From 2000 to 2004, Mr. Dragash also worked in private legal practice as an Associate for the Ohio-based, full-service law firm Roetzel & Andress, LPA.

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Management

Age 65 Senior Vice President

Steven K. Like

Mr. Like has served as Senior Vice President since April 2015 and as Vice President from February 2009 to April 2015; he is a director of Standard Casualty Company and affiliated agencies and an officer of certain of Cavco's subsidiaries. Prior to joining the Company he was Executive Vice President and General Counsel at Patriot Homes from 1995 to February 2009. Mr. Like also worked in private legal practice as a partner at Warrick & Boyn, LLP from 1981 to 1995.

Age 61 President, Manufacturing

Brian R. Cira

Mr. Cira has served as President, Manufacturing, since July 2021. He previously served as Regional Vice President from 2019 to July 2021. Mr. Cira served as President of Fairmount Homes from 2015 to 2019. Prior to that, he spent over 30 years with Fairmont Homes in various positions of increasing responsibility including General Manager and President until the Company acquired Fairmont Homes in 2015.

Age 54 President, Retail

Matthew A. Niño

Mr. Niño has served as President, Retail since March 2020. He served as Executive Vice President of Palm Harbor Villages, Inc. (“PHV”), the Company’s main retail division, from 2010 to March 2020, and in a similar role with Palm Harbor Homes, Inc. (“PHH”), from January 2003 until joining PHV at the time the Company acquired the assets of PHH in April 2011. Mr. Niño joined PHH in 1997 as a Retail Sales Consultant and held various positions of increasing responsibility throughout his tenure with PHH. Prior to joining PHH, Mr. Niño spent seven years with the Pacesetter Corp. as a Sales Manager. Mr. Niño has over thirty years of retail experience.

24 2022 Proxy Statement

Management

Age 62 President, Standard Casualty Company

Gavin M. Ryan

Mr. Ryan has served as President of Standard Casualty Company since 2013, and Chairman of its Board of Directors from 1996 to 2013. He served as Executive Vice President of PHH, from 1996 until the Company purchased PHH’s assets in April 2011. He served as President of CountryPlace Mortgage from 1996 to 2002 and as a director of Modern USA Insurance Company, a privately held Florida-based property-casualty insurance company, from 2007 until its merger with American Traditions Insurance Company (“ATI”) in 2018, at which time he became a director of ATI.

Age 66 President, CountryPlace Acceptance, Corp.

Lyle D. Zeller

Mr. Zeller has served as President of CountryPlace Acceptance Corp., Cavco’s finance subsidiary, since 2011 and Executive Vice President from 2002 to 2011. He was Principal of University Financial Associates from 1999 to 2001; Senior Vice President of Green Tree Financial Corp. (“Green Tree”) from 1993 to 1998, and Vice President of Green Tree from 1992 to 1993. Mr. Zeller also held the positions of Senior Manager and Manager with KPMG, LLP from 1983 to 1992.

Cavco Industries, Inc.	www.cavco.com 25

Executive Compensation

Compensation Discussion and Analysis

Introduction

The purpose of this CD&A is to summarize the Company’s philosophy and objectives regarding the compensation of our NEOs, including each material element that the Company pays or awards to, or that is earned by, our NEOs. Cavco encourages you to read this CD&A in conjunction with the compensation tables. The following individuals were deemed NEOs for fiscal year 2022.

NEOs	Position
William C. Boor	President and CEO
Allison K. Aden	Executive Vice President, CFO & Treasurer
Matthew A. Niño	President, Retail
Brian R. Cira	President, Manufacturing
Mickey R. Dragash	Executive Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer
Simone L. Reynolds(1)	Former Senior Vice President, Chief Human Resources Officer
Paul W. Bigbee	Chief Accounting Officer, former Principal Financial Officer
(1)	Ms. Reynolds’ employment ended January 31, 2022.

This CD&A addresses and explains the numerical and related information contained in the summary compensation tables and includes actions regarding executive compensation that occurred during fiscal year 2022, including the award of incentive compensation related to fiscal year 2022 performance.

Overview of the Company’s Compensation Program

The Company’s fiscal year 2022 compensation programs consisted of cash compensation comprised of a base salary and either a cash bonus and/or cash incentive compensation. In addition, the 2022 program included awards of time-based RSUs of the Company’s common stock and performance-based restricted stock units (“PRSUs”), pursuant to the Company’s 2005 Stock Incentive Plan.

Component	Description
Base Salaries	Utilized an independent compensation consultant to benchmark salaries

Short-Term Annual Cash Bonus Compensation	A target-based short term incentive program (“STIP”) For several positions, a portion of the STIP potential is assigned to individual performance targets Bonus payouts capped at 200% of target

Long-Term Equity Compensation

Issued time-based RSUs and PRSUs

Time vested equity grants defined as a targeted dollar value on date of grant

PRSUs to be earned based upon achievement of 3-year targets; settlements are capped at 200% of target award

26 2022 Proxy Statement

Executive Compensation

Compensation Philosophy

We believe that our executive compensation programs should align with the interests of our shareholders and be tied to performance. We view our compensation practices as a means for motivating and rewarding employees in relation to their accomplishments. Our approach is to provide incentive driven market-based compensation programs with the objective of hiring and retaining the talent best suited to deliver sustained high performance to the Company and its shareholders and the customers we serve.

Objectives of the Company’s Fiscal Year 2022 Compensation Program

The Company’s executive compensation program was structured to achieve the following objectives:

•	attract, retain and motivate highly qualified, motivated and talented executives to enable the Company to deliver superior results and growth;
•

create an incentive to increase shareholder returns by establishing a direct and substantial link between individual compensation and certain financial measures of the Company that we believe have a direct effect on shareholder value; and

•

create substantial and competitive long-term compensation opportunities for individual executive officers based not only on long-term, corporate performance but also on sustained, long-term individual performance.

Role of the Compensation Committee

The Compensation Committee reviews and approves, or recommends to the Board for approval, all salary and other remuneration for our executive officers as well as overseeing matters relating to our employee compensation and benefit programs. The Compensation Committee operates pursuant to a written charter that sets forth its functions and responsibilities. The Compensation Committee Charter is posted on our website at https://investor.cavco.com/general-documents.

Independent Compensation Consultant

Pursuant to the authority granted to it in its Charter, the Compensation Committee engaged Pearl Meyer Partners, LLC (“Pearl Meyer”) as an independent compensation consultant to provide advice related to the Company’s executive compensation programs.

None of the Company’s management participated in the Compensation Committee’s decision to retain Pearl Meyer. Pearl Meyer reported directly to the Compensation Committee. The Compensation Committee may replace Pearl Meyer or hire additional consultants at any time. Pearl Meyer attends meetings of the Compensation Committee, as requested, and communicates with the Compensation Committee Chair. However, the Compensation Committee ultimately has sole responsibility to make suggestions and recommendations to the Board related to potential compensation for the Company’s executive officers.

The Compensation Committee regularly reviews the services provided by its outside consultants and believes that Pearl Meyer is independent in providing executive compensation consulting services. The Compensation Committee conducted a review of its relationship with Pearl Meyer in November 2021 and determined that Pearl Meyer’s work for the Compensation Committee had not raised any conflicts of interest consistent with the guidance provided by the SEC and Nasdaq.

In making this determination, the Compensation Committee noted that during fiscal year 2022:

•

Pearl Meyer did not provide any services to the Company, or its management, other than services to the Compensation Committee. Pearl Meyer’s services were limited to executive and director compensation consulting. Specifically, Pearl Meyer does not provide to the Company, directly or indirectly through affiliates, any non-executive compensation services, including, but not limited to, pension consulting or human resource outsourcing;

•	Fees paid to Pearl Meyer by the Company were less than 1% of Pearl Meyer’s total revenue;
•	Pearl Meyer maintains a Conflicts Policy containing specific policies and procedures designed to ensure independence;

Cavco Industries, Inc.	www.cavco.com 27

Executive Compensation

•	None of the Pearl Meyer consultants on the Company’s matters had any business or personal relationship with the members of the Compensation Committee;
•	None of the Pearl Meyer consultants on the Company matters, or Pearl Meyer, had any business or personal relationship with executive officers of the Company; and
•	None of the Pearl Meyer consultants on the Company matters directly own Company stock.

The Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.

Role of Management in Establishing and Awarding Compensation

The Compensation Committee annually reviews and approves the base salary levels and incentive opportunity levels for all NEOs. Regarding other compensation matters, including non-NEO executive compensation, management provides recommendations to the Compensation Committee; however, the Compensation Committee does not delegate any of its responsibilities to others in setting compensation for the executive officers. The CEO, with the assistance of management, makes recommendations concerning the Company’s performance objectives upon which short-term and long-term incentive compensation is based. Additionally, the CEO annually reviews the performance of the other executive officers and presents his conclusions and recommendations as to salary adjustments and annual equity awards to the Compensation Committee for its consideration. The Compensation Committee exercises its discretion in determining any adjustments or awards to the Company’s officers, including the NEOs. The Compensation Committee does not receive any recommendations from the CEO regarding his own compensation.

Clawback Policy

The Board has adopted a policy providing for the recoupment from certain executives of incentive compensation in the event of an accounting restatement or the occurrence of other clawback events described in the policy. The policy is designed to deter and prevent detrimental conduct and to protect our investors from financial misconduct. The Clawback Policy is posted on our website at https://investor.cavco.com/general-documents.

Shareholder Approval of our Compensation Decisions

At the 2021 Annual Meeting of Shareholders, the Company’s shareholders approved the advisory (non-binding) vote on executive compensation with nearly 98% of the votes entitled to vote and represented by person or by proxy cast in favor of the proposal regarding the Company’s executive compensation program. We believe this vote indicates support by our shareholders of our executive compensation programs and amounts.

28 2022 Proxy Statement

Executive Compensation

Benchmarking Methodology

Market pay levels are one of many elements used by the Company to maintain competitive pay opportunities for our executive officers. For the design of the Company’s fiscal year 2022 executive and non-employee director compensation programs, Pearl Meyer recommended and the Compensation Committee approved a peer group of 20 national companies in the building products and homebuilding industry. The peer group companies that were used for executive compensation benchmarking and performance benchmarking in fiscal year 2022 are set forth below. We believe that this peer group provides an appropriate benchmark comparison for Cavco.

American Woodmark Corporation

Apogee Enterprises, Inc.

Armstrong World Industries, Inc.

Beazer Homes USA, Inc.

Century Communities, Inc.

Ethan Allen Interiors, Inc.

Green Brick Partners, Inc.

Gibraltar Industries, Inc.

Installed Building Products, Inc.

La-Z-Boy Incorporated

LGI Homes, Inc.

M.D.C. Holdings, Inc.

M/I Homes, Inc.

PGT Innovations, Inc.

Quanex Building Products Corp.

Simpson Manufacturing Co. Inc.

Skyline Champion Corp.

Trex Company, Inc.

TRI Pointe Group Inc.

WillScot Mobile Mini Holdings Corp.

This peer group data provided by Main Data Group (“MDG”), an affiliate of Pearl Meyer, and proprietary survey data provided by Pearl Meyer were used to identify compensation design changes to the Company’s fiscal year 2022 program. The data MDG provided included compensation benchmarking and corporate governance analytics. All data and analytics were regularly updated and information was gathered using the peer group’s public SEC filings. Analysis was conducted by employment position title.

MDG’s incentive statistics project a “target” payout. From this statistical data, a ratio is calculated which compares the compensation of Cavco’s executives to the compensation companies in the peer group pay their executives. The ratio reflects the comparison of Cavco’s executive compensation versus the median executive compensation for the peer group. The ratio comparison includes base compensation, STIP, long-term incentives and total direct compensation.

Cavco Industries, Inc.	www.cavco.com 29

Components of Executive Compensation

Base Salary

The purpose of the base salary is to provide a fixed amount of cash compensation that is not variable and is generally competitive with market practices. Consistent with our pay-for-performance objective, the base salary for each of our NEOs is designed to account for only a portion of their overall total target compensation. We believe the NEO base salaries are appropriate based on the officers’ roles, responsibilities, experience and contributions to the Company, as well as compared to market data. For fiscal years 2021 and 2022, the annual base salaries for each of our NEOs were as follows:

Name	2021 Annual Base Salary	2022 Annual Base Salary	Percentage Increase

William C. Boor	$825,000	$850,000	3%
Allison K. Aden (1)	NA	$450,000	NA
Matthew A. Niño	$200,000	$200,000	0%
Brian R. Cira (2)	NA	$200,000	NA
Mickey R. Dragash	$325,000	$325,000	0%
Simone L. Reynolds (3)	NA	$216,027	NA
Paul W. Bigbee	$200,000	$220,000	10%
(1)	Ms. Aden joined the Company in August 2021.
(2)	Mr. Cira was not a NEO in fiscal year 2021.
(3)	Ms. Reynolds’ employment ended January 31, 2022 and she was not a NEO in fiscal year 2021.

Annual Short-Term Incentive Cash Compensation

In fiscal 2022, Mses. Aden and Reynolds, Messrs. Bigbee, Boor, Dragash and Niño, each participated in a corporate STIP which consists of an annual cash incentive bonus based upon Company and individual objective based performance. Mr. Cira is not included in the corporate STIP program; rather, Mr. Cira’s STIP program is at the discretion of the President and CEO of the Company and he is eligible to receive 0.5% of pre-tax income for the manufacturing operations he oversees and up to $100,000 based on individual performance objectives.

1. Company Performance: Mses. Aden and Reynolds, Messrs. Bigbee, Boor, Dragash and Niño were each granted an opportunity to earn a company performance-based cash bonus under the Company’s STIP program. For fiscal year 2022, the target corporate performance STIP payouts expressed as a percentage of base salary and the threshold and maximum payouts for each individual were as follows:

Name	Threshold (x of Target)	Target	Maximum (x of Target)

William C. Boor	0.5x	120%	2x
Allison K. Aden	0.5x	80%	1.5x
Matthew A. Niño (1)	0.5x	25%	1.5x
Mickey R. Dragash	0.6x	70%	1.2x
Simone L. Reynolds (2)	NA	NA	NA
Paul W. Bigbee	0.5x	25%	1.5x
(1)	In addition to the corporate performance-based STIP program described above, Mr. Niño was also eligible to receive 5% of pre-tax income for the retail operations he oversees.
(2)

Ms. Reynold’s STIP program was not based on a percentage of salary, but with $140,000 allocated to corporate profit-based objectives (with 67% paid at threshold, 100% at target and 200% at maximum) and $85,000 being based on individual performance objectives. As Ms. Reynolds’ employment terminated on January 31, 2022, her STIP was calculated based on terms per her Separation Agreement, which resulted in a payment of $233,884.

30 2022 Proxy Statement

Components of Executive Compensation

For fiscal year 2022, the corporate STIP program performance criteria was based on the financial forecast approved by the Committee, as follows: (1) 90% based on fiscal year 2022 adjusted factory-built housing segment pre-tax profit; and (2) 10% based on fiscal year 2022 adjusted financial services segment pre-tax profit. Factory-built housing segment target pre-tax profit was based on the forecasted pre-tax profit, with threshold attainment being at 90% of that figure and stretch attainment being 110% of that figure. In the financial services segment, target pre-tax profit was based on the forecasted pre-tax profit, with threshold attainment being at 70% of that figure and stretch attainment being 130% of that figure.

A graphical depiction of the fiscal year 2022 corporate STIP program and actual results is set forth below:

90% of factory-built housing – Earnings driven corporate STIP	10% of financial services – Earnings driven corporate STIP

FY22 Income before income taxes (in $ millions)
$20
$15
$10
$5
$-
$9.7
$13.9
$18.0
$14.4
Threshhold
Target
Stretch
STIP Value
Achieved FY22 results, after adjustments

For fiscal year 2022, Mr. Boor, Ms. Aden and Messrs. Niño, Dragash and Bigbee received corporate performance STIP payouts of $1,950,529, $311,070, $72,807, $269,009 and $80,088, respectively.

As noted above, in addition to the corporate performance-based STIP program described above, Mr. Niño also received $1,091,122 related to the retail operations he oversees.

Under his individual STIP program, Mr. Cira received a payment of $1,113,990. See further information below. These payments are reflected in the Non-Equity incentive column in the Summary Compensation Table.

2. Individual Objective Based Performance: For Ms. Aden, an award of 20% of her base salary is based upon individual performance objectives as mutually agreed upon between her and the President and CEO. For Mr. Dragash, an award of 30% of his salary is based upon individual performance objectives as mutually agreed upon between him and the President and CEO. For Messrs. Niño and Bigbee, an award of 25% of their base salary is based upon individual performance objectives as mutually agreed upon between them and the President and CEO, and CFO. Ms. Aden and Messrs. Bigbee, Cira, Dragash, and Niño’s STIP payouts were $53,407, $55,000, $100,000, $97,500 and $50,000, respectively, for the achievement of individual performance objectives, which represented full attainment in all cases.

Long-Term Equity Compensation

The third component of executive officer compensation is long-term equity compensation. The Company’s fiscal year 2022 long-term equity incentive program consisted of (1) time-based RSUs; and (2) PRSUs. The performance element of the PRSU focuses on value creation, growth, and operational improvement, with each measure receiving an equal allocation and measured individually on threshold, target and maximum levels. Value creation is measured by total shareholder return relative to industry comparables. Growth is defined as the market share improvement when compared to the manufactured housing industry. Operational improvement is based upon improvement in the number of units produced per employee equivalent. Shares under the PRSU awards will be measured and issued at the end of a three year period.

Cavco Industries, Inc.	www.cavco.com 31

Components of Executive Compensation

Considering an uncertain economic environment and increased material costs, the levels of performance were set in conjunction with the Company’s overall annual budget and were considered to be challenging, but achievable at target levels and difficult at maximum levels.

On May 24, 2021, Messrs. Boor, Niño, Cira, Dragash and Bigbee and Ms. Reynolds were granted the equity awards set forth in the following table under the Cavco Industries, Inc. 2005 Stock Incentive Plan. The amounts below also include, for (i) Ms. Aden a grant of equity awards upon employment with the Company [and (ii) for Mr. Boor an award on June 28, 2021 of 1,150 RSUs and 1,150 PRSUs as a result of modifications to his compensation for the fiscal year as part of his annual compensation review. The awards made to Messrs. Boor and Dragash were consistent with the terms of their employment agreements. RSUs are subject to a time-based vesting schedule such that 33% of the shares vest on the first anniversary of the grant date, 33% on the second anniversary of the grant date, and 34% on the third anniversary of the grant date.

Name	RSUs (#)	PRSUs (#) at Target

William C. Boor	4,500	4,500
Allison K. Aden	920	920
Matthew A. Niño	250	250
Brian R. Cira	400	400
Mickey R. Dragash	600	600
Simone L. Reynolds	400	400
Paul W. Bigbee	250	250

Perquisites and Other Compensation

Cavco does not offer significant perquisites to its NEOs. The NEOs may participate in the Company’s 401(k) plan and other health and welfare programs that are available to all other full-time employees.

Employment Agreements in Effect for 2022

The Company entered into Employment Agreements with Messrs. Boor and Dragash effective as of April 15, 2019. Following is a description of the key provisions of these Employment Agreements. During fiscal 2022, the Company did not have written or oral employment or severance agreements with Messrs. Niño, Cira or Bigbee. During fiscal 2022, the Company had severance agreements with Mses. Aden and Reynolds and a change in control agreement with Mr. Bigbee.

William C. Boor’s Employment Agreement

Mr. Boor’s employment agreement provides for: (a) a base annual salary of $825,000 per year, subject to periodic review and adjustment by the Compensation Committee; (b) an annual award of time-based stock options, pursuant to the Company's 2005 Stock Incentive Plan, that vest 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date, and 34% on the third anniversary of the grant date; (c) an annual award of PRSUs, with each award providing for: (i) a three-year performance period with targets set by the Compensation Committee of the Board; (ii) performance-based vesting at a level of 50% for “threshold” performance, 100% for “target” performance, and 200% for “stretch” performance based on total shareholder return, growth and efficiency metrics as compared to Cavco’s Investor Peer Group and favorable value creation relative to industry metrics as reported by the Manufactured Housing Institute; (d) and an opportunity for annual cash bonus for achieving performance goals established by the Compensation Committee of “threshold,” “target,” or “stretch,” which will result in a cash bonus equal to 50%, 100%, or 200% of the target amount, respectively.

The employment agreement for Mr. Boor also includes provisions for certain payments to be made upon his termination under certain circumstances, including during the twelve month period following a change of control event. If Mr. Boor is terminated without cause, or if he terminates the agreement for good reason, he will receive: (a) a severance payment equal to his then current base salary, plus the average bonuses paid to him over the previous three (3) calendar years multiplied by (i) one point five (1.5) if termination

32 2022 Proxy Statement

Components of Executive Compensation

occurs prior to the sixth anniversary of employment, or (ii) one (1) if termination occurs after the sixth anniversary of employment; (b) accelerated vesting of his options awarded under the employment agreement; provided, however, that if termination occurred prior to six (6) years after the effective date of his employment agreement, 50% of such options shall vest; (c) prorated performance-based share awards based on actual performance; and (d) Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) coverage for up to twelve months following termination. In the event Mr. Boor is terminated due to death or disability, all of his unvested stock options awarded to him under his employment agreement would vest immediately and his performance-based share awards would be prorated based on actual performance. Should Mr. Boor be terminated without cause during the twelve month period following a change in control event, he will receive: (a) a severance payment equal to the sum of: (i) three (3) times his then current base salary plus (ii) three (3) times the average bonuses paid to him over the previous three (3) calendar years; (b) all of his unvested stock options awarded to him under his employment agreement would vest immediately; (c) his performance-based share awards would vest as if he reached a “target” level of performance; and (d) COBRA coverage for up to twelve (12) months following termination. The employment agreement also includes customary provisions regarding confidentiality of information, non-disparagement, non-competition, and non-solicitation.

Mickey R. Dragash’s Employment Agreement

Mr. Dragash’s employment agreement provides for: (a) a base annual salary of $325,000 per year, subject to periodic review and adjustment by the Compensation Committee; (b) an annual award of time-based stock options, pursuant to the Company's 2005 Stock Incentive Plan, equal to 37.5% of his base salary that vest 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date and 34% on the third anniversary of the grant date; (c) an annual award of performance-based restricted shares having an award value equal to approximately 37.5% of his base salary, with each award providing for: (i) a three-year performance period with performance targets established by the Compensation Committee; (ii) performance-based vesting at a level of 60% for “threshold” performance, 100% for “target” performance, and 120% for “stretch” performance; and (d) an opportunity for annual cash bonus for achieving performance goals established by the Compensation Committee of “threshold,” “target,” or “stretch”, which will result in a cash bonus equal to 60%, 100%, or 120% of the target amount, respectively.

The employment agreement for Mr. Dragash also includes provisions for certain payments to be made upon his termination under certain circumstances, including during the twelve month period following a change of control. If Mr. Dragash is terminated without cause or if he terminates the agreement for good reason, he will receive: (a) a severance payment equal to his then current base salary, plus the average bonuses paid to him over the previous three (3) calendar years; (b) accelerated vesting of his options awarded under the Employment Agreement; provided, however, that if termination occurs on or after the first anniversary of the effective date of his Employment Agreement, but prior to six (6) years after the effective date of his Employment Agreement, 50% of such options shall vest; (c) prorated performance-based share awards based on actual performance; and (d) COBRA coverage for up to twelve (12) months following termination. In the event Mr. Dragash is terminated due to death or disability, all of his unvested stock options awarded to him under his Employment Agreement would vest immediately and his performance-based share awards would be prorated based on actual performance. In the event Mr. Dragash is terminated without cause during the twelve month period following a change in control event, Mr. Dragash will receive: (a) a severance payment equal to the sum of: (i) 150% his then current base salary plus (ii) 150% of the average bonuses paid to him over the previous three (3) calendar years; (b) all of his unvested stock options awarded to him under his Employment Agreement would vest immediately; (c) his performance-based share awards would vest as if he reached a “target” level of performance; and (d) COBRA coverage for up to twelve months following termination. The Employment Agreement also includes customary provisions regarding confidentiality of information, non-disparagement, non-competition, and non-solicitation.

Allison K. Aden’s Severance Agreement

Ms. Aden’s Severance Agreement provides for certain payments to be made upon her termination under certain circumstances, including a change of control. If Ms. Aden is terminated without cause she will receive: (a) a severance payment equal to her then current base salary, plus annual target bonus amount

Cavco Industries, Inc.	www.cavco.com 33

Components of Executive Compensation

as of the year of termination, subject to and in accordance with the terms of the Company’s Executive Leadership Team STI program; (b) a pro-rated bonus payment, for the period of time she was actually employed and worked during the fiscal year, equal to her annual target bonus amount as of the year of termination; and (d) COBRA coverage for up to twelve months following termination.

In the event there is a change of control and Ms. Aden is terminated without cause as a direct result of the change in control during the period between six months prior to or within twelve months after such change in control event, Ms. Aden will receive: (a) a severance payment equal to the sum of: (i) one year of her base salary in effect as of the termination date and (ii) her annual target bonus amount as of the year of termination; (b) a pro-rated bonus payment for the period of time she was actually employed and worked during the fiscal year, equal to her annual target bonus amount as of the year of termination; and (c) COBRA coverage for up to twelve months following termination. The payment of any severance benefits under the agreement is contingent upon Ms. Aden’s execution of a customary release of claims.

Paul Bigbee’s Change of Control Agreement

Pursuant to his Change of Control Agreement, in the event there is a change in control and Mr. Bigbee is terminated without cause as a direct result of the change in control during the period between six months prior to or within twelve months after a change in control event, Mr. Bigbee will receive: (a) a severance payment equal to the sum of: (i) one year of his base salary in effect as of the termination date and (ii) his annual target bonus amount as of the year of termination; (b) a pro-rated bonus payment for the period of time he was actually employed and worked during the fiscal year, equal to his annual target bonus amount as of the year of termination; and (c) COBRA coverage for up to twelve months following termination. The payment of any severance benefits under the agreement is contingent upon Mr. Bigbee’s execution of a customary release of claims.

Simone L. Reynolds’ Severance Agreement

Ms. Reynolds’ employment with the Company terminated effective January 31, 2022. The Company and Ms. Reynolds had a Severance Agreement documenting her receipt of benefits to be provided in such an event. These benefits included certain cash payments. In addition, additional consideration was provided for prorated estimated values that would have been received under LTIP incentive programs for which she was a part. The following table shows the amount Ms. Reynolds received in connection with her separation:

Description	Amount ($)
Severance Payment
- Current base salary	$275,000
- Prorated FY22 corporate STIP bonus	233,884
- Annual corporate STIP bonus, at Target	225,000
Additional Consideration	87,000
Total	$820,884

Additionally, Ms. Reynolds was entitled to payment of COBRA premiums under the Company's group medical and dental plans for a period of up to twelve months following the date of termination, but she did not elect to receive COBRA coverage.

34 2022 Proxy Statement

Components of Executive Compensation

CEO Pay Ratio Disclosure

In accordance with Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. In determining the median compensated employee, SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. Therefore, our reported pay ratio may not be comparable to that reported by other companies due to differences in industry, business models and scale, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their respective pay ratios.

Excluding our CEO and, pursuant to Item 402(u) of Regulation S-K, the Company’s recently acquired Commodore Homes consisting of 1,135 employees, we identified our median employee by preparing a list of all 5,193 individuals employed by the Company as of April 2, 2022, and examined the total compensation paid to each such individual as reflected in the Company’s payroll records. We included all employees (other than our CEO and Commodore Homes employees), whether employed on a full-time, part-time, seasonal or temporary basis. We annualized the compensation for any employees that were not employed by us for all of fiscal year 2022. From that listing, we identified a small sample of 15 employees, consisting of the median employee and 14 other employees whose gross pay was very close to the median employee’s gross pay (“Median Group”). We then calculated annual total compensation for such employees using the same methodology we use to calculate NEO compensation for the summary compensation table and selected the median employee from the Median Group.

The fiscal year 2022 annual total compensation of our CEO was $4,717,716, the fiscal year 2022 annual total compensation of our median employee was $46,764, and the ratio of these amounts is 101:1.

Compensation Policies and Practices as They Relate to Risk Management

The Compensation Committee has reviewed the Company’s compensation policies and practices for its employees as they relate to risk management and has determined that such policies and practices are not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and included in the Proxy Statement for the 2022 Annual Meeting of Shareholders. Based on such review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended April 2, 2022.

Compensation Committee

Steven W. Moster, Chair

Susan L. Blount

Julia W. Sze

Cavco Industries, Inc.	www.cavco.com 35

Summary Compensation Table

The table below sets forth information concerning the compensation and benefits of the Company’s NEOs during fiscal years 2022, 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)

William C. Boor	2022	850,000	—	1,915,335	—	1,950,529	1,852	4,717,716
President and CEO	2021	825,000	—	703,920	702,216	1,341,517	33,569	3,606,222
	2020	793,269	425,000	702,276	1,095,393	1,359,067	33,872	4,408,877
Allison K. Aden	2022	259,615	—	478,345	—	364,477	61,139	1,163,576
Executive Vice President, CFO & Treasurer (4)
Matthew A. Niño	2022	200,000	—	104,970	—	1,213,929	1,852	1,520,751
President, Retail (5)	2021	200,000	—	50,280	52,016	766,286	1,852	1,070,434
Brian R. Cira	2022	200,000	—	167,952	—	1,113,990	1,852	1,483,794
President, Manufacturing (6)
Mickey R. Dragash	2022	325,000	—	251,928	—	366,509	1,852	945,289
Executive Vice President, General Counsel, Chief	2021	325,000	—	125,700	123,538	312,917	2,321	889,476
Compliance Officer & Secretary	2020	325,000	—	122,490	119,577	334,955	8,545	910,567
Simone L. Reynolds	2022	216,027	—	167,952	—	233,884	587,710	1,205,573
Former Executive Vice President, Chief Human Resources Officer (7)
Paul W. Bigbee	2022	220,000	—	104,970	—	135,088	1,852	461,910
Chief Accounting Officer (8)	2021	155,385	100,000	27,575	26,856	101,777	4,934	416,527

(1)

Amounts in this column represent the aggregate grant date fair value of RSU and PRSU awards based on the closing price of the Company’s common stock on the date of grant. For Messrs. Boor, Urness, Niño, Dragash and Bigbee, the amounts in these columns represent the grant date fair value assuming performance is achieved at the target level, which is considered the probable outcome. The grant date fair value of the PRSUs assuming achievement of the maximum level of performance for Mr. Boor, Ms. Aden, Messrs. Niño, Cira, Dragash, Ms. Reynolds and Mr. Bigbee is $1,915,335, $358,759, $78,728, $125,964, $151,157, $125,964 and $78,728, respectively.

(2)

Amounts in this column represent the aggregate grant date fair value computed in accordance with ASC 718. We describe the assumptions made in this valuation in Note 17 to the Consolidated Financial Statements in the Company’s 2022 Form 10-K.

(3)

For the year ended April 2, 2022, the “All Other Compensation” column includes: (i) Mr. Boor, life insurance premium of $852 and 401(K) match of $1,000; (ii) Ms. Aden, life insurance premium of $497 and $60,642 for reimbursement of relocation expenses; (iii) Mr. Niño, life insurance premium of $852 and 401(K) match of $1,000; (iv) Mr. Cira, life insurance premium of $852 and 401(K) match of $1,000; (v) Mr. Dragash, life insurance premium of $852 and 401(K) match of $1,000; (vi) Ms. Reynolds, life insurance premium of $710, $500,000 pursuant to her Severance Agreement and $87,000 for additional consideration representing value on unvested LTI awards and (vii) Mr. Bigbee, life insurance premium of $852 and 401(K) match of $1,000.

(4)	Ms. Aden joined the Company on August 29, 2021.
(5)	Mr. Niño was not a NEO in fiscal year 2020.
(6)	Mr. Cira was not a NEO in fiscal years 2020 or 2021.
(7)	Ms. Reynolds was not a NEO in fiscal years 2020 or 2021 and employment was terminated effective January 31, 2022.
(8)

Mr. Bigbee joined the Company on June 16, 2020. Prior to the appointment of Ms. Aden as CFO in August of 2021, Mr. Bigbee was the Company’s Principal Financial and Accounting Officer in fiscal 2022. 2021 Bonus of $100,000 includes $25,000 signing bonus and $75,000 bonus for performance as Principal Financial and Accounting Officer.

36 2022 Proxy Statement

Grants of Plan-Based Awards

The following table sets forth certain information with respect to incentive plan compensation for the NEOs listed in the Summary Compensation Table.

	Grant	Estimated future payouts under non-equity incentive plan awards ($) (1)			Estimated future payouts under equity incentive plan awards (#) (5)			All Other Awards: Number of Securities Underlying Awards	Market Price on Grant Date	Grant Date Fair Value of Stock Awards
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)	($/Sh)	($) (6)

Boor	05/24/2021	510,000	1,020,000	2,040,000	1,676	3,350	6,700	3,350	209.94	1,406,598
Boor	06/28/2021				576	1,150	2,300	1,150	221.19	508,737
Aden (2)	08/30/2021	106,740	266,887	373,627	554	920	1,379	920	259.97	478,345
Niño (3)	05/24/2021	25,000	100,000	125,000	126	250	374	250	209.94	104,970
Cira (4)	05/24/2021	NA	100,000	100,000	201	400	599	400	209.94	167,952
Dragash	05/24/2021	136,500	325,000	370,500	360	600	720	600	209.94	251,928
Reynolds	05/24/2021	93,800	225,000	365,000	201	400	599	400	209.94	167,952
Bigbee	05/24/2021	27,500	110,000	137,500	126	250	374	250	209.94	104,970
(1)	For full discussion of non-equity incentive awards, see “Annual Short-Term Incentive Cash Compensation” section above.
(2)	Ms. Aden’s employment began on August 29, 2021. Therefore, amounts are prorated for the fiscal year.
(3)

The minimum and maximum figures presented are estimated future payouts under the Corporate STIP program as described above. In addition, Mr. Niño’s STIP program also includes being eligible to receive 5% of pre-tax income for the retail operation he oversees, with no threshold or maximum attainment levels.

(4)

The minimum and maximum figures presented are estimated future payouts under the Corporate STIP program as described above. In addition, Mr. Cira’s STIP program also includes being eligible to receive 0.5% of pre-tax income for the manufacturing operations he oversees, with no threshold or maximum attainment levels.

(5)	Amounts in these columns represent stock awards that vest in three years, subject to performance conditions, at the target amount, which is considered the probable outcome.
(6)	Amounts in this column represent value of stock price at the date of grant times the number of shares granted.

Cavco Industries, Inc.	www.cavco.com 37

Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information with respect to the value of all outstanding equity awards previously awarded to the NEOs at the fiscal year ended April 2, 2022.

	OPTION AWARDS				STOCK AWARDS
Name and Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Units of Stock That Have Not Vested ($) (8)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (8)

William C. Boor
7/9/2016	4,000	—	96.82	7/9/2023(1)
7/9/2017	4,000	—	130.10	7/9/2024(2)
7/9/2018	4,000	—	217.60	7/9/2025(2)
4/15/2019	6,732	3,468	125.69	4/15/2026(3)
6/21/2019	8,646	4,454	158.36	6/21/2026(3)				6,539	(5)	1,594,470
5/20/2020	3,564	7,236	167.60	5/20/2027(3)				4,200	(6)	1,024,128
5/24/2021	—	—	—	N/A	3,350	(7)	816,864	3,350	(6)	816,864
6/28/2021	—	—	—	N/A	1,150	(7)	280,416	1,150	(6)	280,416
Allison K. Aden
8/30/2021	—	—	—	N/A	920	(7)	224,333	920	(6)	224,333
Matthew A. Niño
7/9/2019	750	750	153.94	7/9/2026(4)
5/20/2020	264	536	167.60	5/20/2027(3)				300	(6)	73,152
5/24/2021	—	—	—	N/A	250	(7)	60,960	250	(6)	60,960
Brian R. Cira
7/9/2019	500	500	153.94	7/9/2026(4)
5/24/2021	—	—	—	N/A	400	(7)	97,536	400	(6)	97,536
Mickey R. Dragash
2/6/2019	1,000	—	131.46	2/6/2026(3)
6/21/2019	1,518	782	158.36	6/21/2026(3)				762	(5)	185,806
5/20/2020	627	1,273	167.60	5/20/2027(3)				750	(6)	182,880
5/24/2021	—	—	—	N/A	600	(7)	146,304	600	(6)	146,304
Paul W. Bigbee
7/28/2020	87	263	183.83	7/28/2027(4)				150	(6)	36,576
5/24/2021	—	—	—	N/A	250	(7)	60,960	250	(6)	60,960

(1)	These options vested 50% on the grant date and 50% on the first anniversary of the grant date.
(2)	These options vest 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of the grant date.
(3)	These options vest 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date and 34% on the third anniversary of the grant date.
(4)	These options vest 25% on the first anniversary of the grant date and 25% on each anniversary thereafter until fully vested.
(5)	These stock awards vest at the end of three years, subject to performance conditions. The stock awards are shown in the table above at the achievement amount.
(6)	These stock awards vest at the end of three years, subject to performance conditions. The stock awards are shown in the table above at the target amount.
(7)	The stock awards vest 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date and 34% on the third anniversary of the grant date.
(8)	Market value amounts represent the product of the closing price of our common stock on April 2, 2022 of $243.84 per share, multiplied by the number of unvested shares.

38 2022 Proxy Statement

Option Exercises and Stock Vested

The following table includes certain information with respect to the options exercised by the executive officers named above during the fiscal year ended April 2, 2022.

	OPTION AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
William C. Boor	4,000	871,240
Matthew A. Niño	2,250	344,340

(1)	The value realized for the option awards is the difference between the market price of the underlying security at exercise and the exercise or base price of the option.

Potential Payments upon Termination or Change of Control

The following table describes and quantifies the potential payments that we would provide to our NEOs in connection with termination of employment for good reason, cause, and/or change in control. The amounts that would actually be paid to an NEO upon a termination of employment would depend on the circumstances and timing of termination or change in control.

The terms “Good Reason”, “Cause” and “Change in Control” are defined in the executives’ various employment agreements. All severance payments under the employment agreements are conditioned upon the delivery and non-revocation of a customary release by the executive in favor of the Company. Each of the employment agreements include customary provisions concerning the timing, limitation and alteration of payments to comply with Section 409A of the Internal Revenue Code.

Consistent with the SEC’s rules and regulations concerning executive compensation disclosure, the potential value of benefits payable assumes that the termination occurred on April 2, 2022, and with a closing stock price of $243.84 per share on the last business day of fiscal year 2022. The value of the acceleration of stock vestings was computed based on the closing price of our stock on the last day of fiscal year 2022 for each equity award affected. Total termination benefits represent payments for severance, non-compete and non-disclosure covenants.

Executive Officer	Voluntary Termination by Executive Without Good Reason ($)	Voluntary Termination by Executive With Good Reason ($)	Termination by Company Without Cause ($)	Termination by Company With Cause ($)	Death or Disability ($)	Change in Control ($)

William C. Boor	—	8,183,433	8,183,433	—	3,805,131	13,155,054
Allison K. Aden	—	656,656	656,656	—	—	1,554,886
Matthew A. Niño	—	—	—	—	—	—
Brian R. Cira	—	—	—	—	—	—
Mickey R. Dragash	—	1,630,639	1,630,639	—	566,265	1,935,101
Paul W. Bigbee	—	—	—	—	—	570,985

Cavco Industries, Inc.	www.cavco.com 39

Audit Fees

The following table represents the aggregate fees billed to Cavco for professional services provided by RSM US LLP (“RSM”) in the last two fiscal years.

	2022	2021

Audit Fees	$1,461,390	$1,315,496
Audit-Related Fees	-	-
Tax Fees	394,151	340,180
All Other Fees	-	-
Total	$1,855,541	$1,655,676

The Audit Committee has adopted policies and procedures pre-approving all audit and permissible non-audit services performed by RSM. These policies and procedures require that the Company may not engage RSM to render audit or non-audit services unless the Audit Committee specifically approves the service in advance or the engagement is entered into pursuant to a pre-approval authorization. In determining whether or not to pre-approve services, the Audit Committee determines whether the service is a permissible service under the SEC’s rules and, if permissible, the potential effect of such services on the independence of RSM. The Audit Committee may also authorize any Committee member to approve any audit or non-audit related services that RSM may provide. Any approval of services by an Audit Committee member pursuant to this delegated authority is to be reported at the next meeting of the Audit Committee. All of the audit fees, tax fees and all other fees resulting from services provided by RSM as set forth in the table above were pre-approved by the Audit Committee in accordance with the foregoing procedures.

As used in the above table:

•

“Audit Fees” are the aggregate fees billed for each of the last two (2) fiscal years for professional services rendered by the principal accountant for the audit of Consolidated Financial Statements included in the Company’s Form 10-K, internal controls and review of Consolidated Financial Statements included in the Company’s Form 10-Q quarterly reports or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

•	“Tax Fees” are the aggregate fees billed for each of the last two (2) fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning.
•	“All Other Fees” are for all other services not captured in the audit or tax categories.

All work performed during the fiscal year 2022 and 2021 audits was completed by full-time employees of RSM.

40 2022 Proxy Statement

Audit Fees

Report of the Audit Committee

In accordance with its written charter, the primary function of the Audit Committee is to assist the Board in fulfilling its responsibility for oversight of: (i) the quality and integrity of Cavco’s  accounting, auditing and financial reporting practices and processes; (ii) the financial information to be provided to the shareholders of Cavco; (iii) the systems of disclosure controls and procedures and internal control over financial reporting established by management; (iv) compliance with the Company’s Code of Conduct; (v) the independent auditors’ qualifications and independence; (vi) the performance of the Company’s independent auditors; and (vii) the internal audit process.

Management is responsible for the Company’s financial reporting process including the system of internal controls along with the preparation of financial statements in accordance with generally accepted accounting principles. The independent auditors are engaged to audit and report on the consolidated financial statements of the Company and its subsidiaries and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor these processes.

In discharging its duties, the Audit Committee has: (i) reviewed and discussed with management the Company’s audited Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended April 2, 2022; (ii) discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; (iii) received and reviewed the written disclosures along with the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; (iv) discussed with the independent registered public accounting firm such independent registered public accounting firm’s independence; and (v) discussed with management critical accounting policies and the processes and controls related to the President and Chief Executive Officer’s and the Chief Financial Officer’s financial reporting certifications required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the Company’s periodic filings with the SEC. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Consolidated Financial Statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended April 2, 2022.

Audit Committee

Richard A. Kerley, Chair

David A. Greenblatt

Julia W. Sze

Cavco Industries, Inc.	www.cavco.com 41

PROPOSAL NO. 3:

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed RSM as the Company’s independent registered public accounting firm for fiscal year 2023.

If the shareholders do not ratify the appointment, the Audit Committee will reconsider the retention of RSM but may still engage RSM. Even if the appointment is ratified, the Audit Committee in its sole discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of Cavco and its shareholders.

We have been advised that a representative of RSM will attend the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for fiscal year 2023.

42 2022 Proxy Statement

About the Meeting: Frequently Asked Questions

Q.	Why Did I Receive These Proxy Materials?
A.

You received these proxy materials because you were a shareholder of Cavco stock as of June 3, 2022, the record date fixed by the Board. Therefore, you are entitled to receive notice of the Annual Meeting and to vote on matters presented at the Annual Meeting that will be held on August 2, 2022.

Q.	Why Did I Receive a Notice Instead of a Full Set of Proxy Materials?
A.

The SEC allows Cavco to make these proxy materials, including this Proxy Statement and the Company’s Annual Report to Shareholders, which includes the Annual Report on Form 10-K, available electronically via the internet at www.proxyvote.com. On or about June 21, 2022, Cavco mailed you a Notice containing instructions for accessing this Proxy Statement and our Annual Report for voting over the internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request them. If you would like a printed copy of Cavco’s proxy materials, please follow the instructions for requesting printed materials in the Notice.

Q.	Who Can Vote?
A.

Record shareholders of common stock, par value $0.01 per share, of Cavco at the close of business on June 3, 2022. On that date, the outstanding capital stock of Cavco entitled to vote at the annual meeting consisted of 8,893,212 shares of common stock. Each shareholder will be entitled to one vote per share on the election of Directors and each other matter that is described above or that may be properly brought before the meeting. Shares that may be voted include shares that are held: (1) directly by the shareholder of record; or (2) beneficially through a broker, bank or other nominee.

Q.	What is the Difference between Holding Shares as a “Registered Owner” and a “Beneficial Owner”?
A.

Most of Cavco’s shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between registered shares and those owned beneficially:

Registered Owners — If your shares are registered directly in your name with our transfer agent, Computershare, you are the shareholder of record with respect to those shares. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the annual meeting.

Beneficial Owners — If your shares are held in a brokerage account, bank or by another nominee, you are with respect to those shares the “beneficial owner” of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote those shares at the annual meeting. However, since you are not a shareholder of record, you may not vote these shares in person at the annual meeting unless you obtain a “legal proxy” from your broker, bank or other nominee (who is the shareholder of record) giving you the right to vote the shares.

Q.	What is a “Broker Non-Vote”?
A.

Generally, a broker non-vote occurs when a broker, bank or other nominee that holds shares in street name for a customer is precluded from exercising voting discretion on a particular proposal because the: (i) beneficial owner has not provided instructions on how to vote; and (ii) such broker, bank or other nominee lacks discretionary voting power to vote on such issues. Accordingly, a broker, bank or other nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares.

Cavco Industries, Inc.	www.cavco.com 43

About the Meeting: Frequently Asked Questions

Q.	What Constitutes a Quorum for the Annual Meeting?
A.

The holders of a majority of shares entitled to vote on June 3, 2022, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Cavco will count abstentions and broker non-votes as present for the purpose of determining the presence or absence of a quorum.

In the event the requisite votes for approval of the matters to be considered at the annual meeting are not received prior to the annual meeting date, the Company may postpone or adjourn the annual meeting in order to solicit additional votes. The form of proxy being solicited by this proxy statement provides the authority for the proxy holders, in their discretion, to vote the shareholders’ shares with respect to a postponement or adjournment of the annual meeting. At any postponed or adjourned meeting, proxies received pursuant to this proxy statement will be voted in the same manner described in this proxy statement with respect to the original meeting.

Q.	What Items will be Voted on at the Annual Meeting and What is the Required Vote to Approve Each Item?
A.

Proposal No. 1 (Election of Directors): In order to be elected as a Director, a nominee must receive an affirmative vote of the majority of votes cast with respect to that Director nominee’s election, which means the number of votes cast “FOR” a Director nominee’s election must exceed the number of votes cast “AGAINST” that Director nominee’s election. Abstentions and broker non-votes are not treated as votes cast and will have no effect on Proposal No. 1.

Proposal No. 2 (Advisory Vote on the Compensation of the NEOs): The affirmative vote of the holders of a majority of the shares entitled to vote and represented by person or by proxy at the Annual Meeting is required for approval. Abstentions will have the effect of a vote against Proposal No. 2. Broker non-votes will not be treated as entitled to vote on the proposal and will have no effect on Proposal No. 2.

Proposal No. 3 (Ratification of Appointment of Independent Registered Public Accounting Firm): The affirmative vote of the holders of a majority of the shares entitled to vote and represented by person or by proxy at the Annual Meeting is required for approval. Abstentions will have the effect of a vote against Proposal No. 3. Because brokers, banks, or other nominees that hold shares in street name may exercise discretionary voting authority for this proposal, we do not expect there will be any broker non-votes.

Q.	Will there be other items to be voted on at the Annual Meeting?
A.

Cavco is not aware of any other matters that may come before the Board at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your proxy authorizes the individuals named as proxies to vote, or otherwise act, in accordance with their discretion.

Q.	How will Proxies be voted at the Annual Meeting?
A.

If you are a registered owner, your shares represented by valid proxies received by telephone, via the Internet or by mail will be voted at the annual meeting in accordance with the directions given. If no specific choice is indicated, the shares represented by all valid proxies received will be voted: (i) FOR the election of the three (3) nominees for director named in the proxy; (ii) FOR approval of the advisory vote on the compensation of our named executive officers; and (iii) FOR the ratification of the appointment of RSM as the Company’s independent registered public accounting firm for fiscal year 2023.

If you hold your shares in “street name”, the record holder does not have discretionary voting power with respect to non-routine matters absent specific voting instructions from you. Other than the proposal to ratify the appointment of RSM, all of the proposals at this year’s annual meeting are considered non-routine matters. Therefore, your shares will not be voted without your specific instructions on those

44 2022 Proxy Statement

About the Meeting: Frequently Asked Questions

non-routine matters, resulting in a broker non-vote. If you provide voting instructions to the record holder of your shares, the record holder will vote in accordance with the instructions given. The record holder of your shares will, however, continue to have the ability to vote your shares in its discretion on the ratification of Proposal No. 3 (Ratification of Appointment of Independent Registered Public Accounting Firm) if you do not otherwise provide voting instructions.

Q.	How do I Cast a Vote?
A.

Shareholders can vote their shares of common stock at the annual meeting by: (1) telephone; (2) via the Internet; (3) completing, signing, dating and returning the proxy or voting instruction card in the enclosed envelope; or (4) in person at the Annual Meeting.

Q.	Can I Change my Mind after I vote?
A.	You have the unconditional right to revoke your proxy at any time prior to tabulation. To revoke your proxy, you must:
•	Submit written notice of revocation to Cavco’s Corporate Secretary: Mickey R. Dragash, Cavco Industries, Inc., 3636 North Central Avenue, Suite 1200, Phoenix, Arizona 85012;
•	Mail a new proxy card dated after the date of the proxy you wish to revoke to Cavco’s Corporate Secretary at the address listed above;
•	Submit a later-dated proxy over the internet or by telephone in accordance with the instructions provided for therein; or
•	If you are a shareholder of record or you obtain a legal proxy from your broker, trustee or nominee, as applicable, you may attend the Annual Meeting and vote in-person.
•

If your proxy is not revoked, Cavco will vote your shares at the Annual Meeting in accordance with your instructions indicated on the proxy card or, if submitted over the internet or by telephone, as indicated therein.

Q.	Who Bears the Expense of the Proxy Solicitation?
A.

The Company will bear all proxy solicitation costs. In addition to solicitations by mail, Cavco’s directors, officers and employees, without additional remuneration, may solicit proxies by telephone, electronic transmission and personal calls or interviews.

Q.	What do I Need to do Now?
A.	You should carefully read and consider all the information contained in this Proxy Statement. It contains important information about Cavco that you should consider before voting.

Cavco Industries, Inc.	www.cavco.com 45

General Information

Delinquent Section 16(a) Reports

Executive officers, directors and “beneficial owners” of more than ten percent of our common stock must file initial reports of ownership and changes in ownership with the SEC under Section 16(a) of the Exchange Act. Based solely on our review of such forms filed electronically with the SEC, or representations that no forms were required, we believe that during fiscal 2022 all of our executive officers and directors complied with all filing requirements of Section 16(a) of the Exchange Act.

Certain Relationships and Related Transactions

Review, Approval or Ratification of Transactions with Related Persons

Cavco has established policies and other procedures regarding approval of transactions between Cavco and any employee, officer, director, and certain of their family members and other related persons, including those required to be reported under Item 404 of Regulation S-K. These policies and procedures are generally not in writing but are evidenced by long standing principles set forth in our Code of Conduct and adhered to by our Board. As set forth in the Audit Committee Charter and to the extent required under applicable federal securities laws and related rules and regulations, and/or the Nasdaq Rules, related party transactions are to be reviewed and approved, if appropriate, by the Audit Committee. Generally speaking, the Company enters into such transactions only on terms that the Company believes are at least as favorable to the Company as those that it could obtain from an unrelated third party.

There were no reportable related person transactions in fiscal year 2022.

Code of Conduct

Cavco has a Code of Conduct that applies to Directors and all employees, including the Company’s executive officers. The Company’s Code of Conduct is designed to deter wrong-doing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in reports and documents that Cavco files with, or submits to, the SEC and in other public communications made by Cavco;
•	compliance with applicable governmental laws, rules and regulations;
•	the prompt internal reporting of violations of the Code of Conduct to an appropriate person or persons identified in the Code of Conduct; and
•	accountability for adherence to the Code of Conduct.

The text of Cavco’s Code of Conduct is posted on its Internet website at https://investor.cavco.com/general-documents.

Form 10-K

Shareholders entitled to vote at the annual meeting may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2022, including the Consolidated Financial Statements, required to be filed with the SEC, without charge, upon written or oral request to Cavco Industries, Inc., Attention: Mickey R. Dragash, General Counsel & Corporate Secretary, 3636 North Central Avenue, Suite 1200, Phoenix, Arizona 85012, (602) 256-6263.

Shareholder Proposals

To be considered for inclusion in next year’s proxy statement for the 2023 Annual Meeting of Shareholders, shareholder proposals, submitted in accordance with the SEC’s Rule 14a-8, must be received at the Company’s principal executive offices, addressed to the attention of the Secretary, no later than the close of business on February 21, 2023.

46 2022 Proxy Statement

General Information

The Company’s Bylaws further provide that a shareholder proposal relating to the nomination of a person for election as a director at the 2023 Annual Meeting of Shareholders or a shareholder proposal that is not submitted for inclusion in the proxy statement, but that a shareholder instead wishes to present directly at the 2023 Annual Meeting of Shareholders, must be submitted in writing and received at the Company’s principal executive offices, addressed to the attention of the Secretary, no earlier than April 4, 2023 and no later than May 4, 2023. However, if the 2023 Annual Meeting of Shareholders is convened more than 30 days prior to or delayed by more than 70 days after the one-year anniversary of the 2022 Annual Meeting of Shareholders, such notice must be so received no earlier than the close of business on the 120th day prior to the date of the 2023 Annual Meeting of Shareholders and no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In addition, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than Cavco nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 3, 2023. Any such proposals should be directed to our Secretary as noted above.

Please refer to the Company’s Bylaws for additional information and requirements regarding shareholder proposals and director nominations. The Company will not consider any proposal or nomination that is not timely or otherwise does not meet the Company’s Bylaws’ and the SEC’s requirements for submitting a proposal or nomination, as applicable. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and any other applicable requirements.

Cavco Website

In this proxy statement, the Company states that certain information and documents are available on the Cavco website. These references are merely intended to suggest where additional information may be obtained by our shareholders, and the materials and other information presented on our website are not incorporated in and should not otherwise be considered part of this proxy statement.

Communicating with the Cavco Board

A shareholder or member of the public may communicate directly with any member of the Company’s Board by sending communication to Cavco Industries, Inc., 3636 North Central Avenue, Suite 1200, Phoenix, Arizona 85012, to the attention of the director or directors. The Company will forward these communications as appropriate. Communications addressed to the attention of “The Board of Directors” are forwarded to the Chairman of our Audit Committee for review and further handling.

By Order of the Board of Directors

Mickey R. Dragash

Executive Vice President, General Counsel,

Corporate Secretary & Chief Compliance Officer

Cavco Industries, Inc.	www.cavco.com 47

Logo 3636 N Central Avenue STE 1200, Phoenix, AZ 85012 cavco.com NASDAQ: CVCO

SCAN TO VIEW MATERIALS & VOTE CAVCO INDUSTRIES, INC. 3636 NORTH CENTRAL AVE SUITE 1200 PHOENIX, AZ 85012 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 08/01/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 08/01/2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1a. David A. Greenblatt 1b. Richard A. Kerley 1c. Julia W. Sze The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Proposal to approve the advisory (non-binding) resolution relating to executive compensation. 3. Ratification of the appointment of RSM US LLP as the independent registered public accounting firm for fiscal 2023. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000574220_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com CAVCO INDUSTRIES, INC. Annual Meeting of Shareholders August 2, 2022 9:00 AM, MST This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) William C. Boor and Mickey R. Dragash, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of CAVCO INDUSTRIES, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, MST on 8/2/2022, at Cavco Industries, Inc. 3636 N. Central Ave., Phoenix, AZ 85012, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000574220_2 R1.0.0.24